EXHIBIT 2.6

FIFTH AMENDMENT TO STOCK PURCHASE AGREEMENT

This Fifth Amendment to the Stock Purchase Agreement (this “Amendment”) is made this 6th day of March, 2012, by and among Western Digital Corporation, a Delaware corporation (the “Buyer Parent”), Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly owned subsidiary of the Buyer Parent (the “Buyer”), Hitachi, Ltd., a company incorporated under the laws of Japan (the “Seller”), and Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore and a wholly owned subsidiary of the Seller (the “Company”, and collectively with the Seller, the Buyer and the Buyer Parent, the “Parties”, and each, a “Party”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement (as defined below).

WHEREAS, the Parties entered into a Stock Purchase Agreement on March 7, 2011, as amended by a First Amendment to Stock Purchase Agreement, dated May 27, 2011, as further amended by a Second Amendment to Stock Purchase Agreement, dated November 23, 2011, as further amended by a Third Amendment to Stock Purchase Agreement, dated January 30, 2012, and as further amended by a Fourth Amendment to Stock Purchase Agreement, dated February 15, 2012 (together, the “Stock Purchase Agreement”);

WHEREAS, concurrent with the execution of this Amendment, the Buyer Parent, the Seller and the Company have executed and delivered Amendment No. 2 to the Transition Services Agreement; and WHEREAS, the Parties desire to amend the Stock Purchase Agreement and certain other Transaction Documents as reflected herein.

NOW, therefore, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 1.1 of the Stock Purchase Agreement. The definition of “Outstanding Company Debt” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Outstanding Company Debt” means all short and long-term debt, accounts receivable related borrowings and lines of credit of the Company or any of its Subsidiaries outstanding as of the Closing Date, other than intercompany indebtedness between the Company and any of its Subsidiaries or between any of its Subsidiaries, and other than any debt outstanding under (i) that certain Credit Line Agreement between Hitachi Global Storage Technologies (Shenzhen) Co., Ltd. and Agricultural Bank of China, dated December 22, 2011, and/or (ii) that certain Credit Line Agreement between Hitachi Global Storage Products (Shenzhen) Co., Ltd. and Agricultural Bank of China, dated December 22, 2011.”

2. Section 2.3(a) of the Stock Purchase Agreement. Section 2.3(a) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“At the Closing, the Buyer shall make the following payments by wire transfer of immediately available funds for the benefit of the Persons and to the accounts and in the amounts specified on a spreadsheet containing the items listed below in this Section 2.3(a)(the “Consideration Spreadsheet”), to be prepared by the Company not less than three (3) Business Days prior to the Closing:

(i) Unpaid Transaction Expenses. The Buyer shall pay, from the Cash Portion of the Purchase Price, the Transaction Expenses not paid by the Company or any of the Subsidiaries prior to the Closing;

(ii) Unpaid Change of Control Payments. The Buyer shall pay, from the Cash Portion of the Purchase Price, an aggregate amount equal to the Change of Control Payments not paid by the Company or any of the Subsidiaries prior to the Closing to Hitachi Global Storage Technologies Netherlands B.V. (“HGST BV”) for further distribution to the applicable Subsidiaries, who will then make subsequent distributions to the applicable employees in accordance with such Subsidiary’s normal payroll processes;

(iii) Unpaid Employee Payments. The Buyer shall pay, from the Cash Portion of the Purchase Price, an aggregate amount equal to the Employee Payments not paid by the Company or any of the Subsidiaries prior to the Closing to (A) HGST BV for further distribution to the applicable Subsidiaries, who will then make subsequent distributions to the applicable employees in accordance with such Subsidiary’s normal payroll processes and/or (B) the Company in accordance with the Company’s normal payroll processes;

(iv) Unpaid Outstanding Company Debt. The Buyer shall pay, from the Cash Portion of the Purchase Price, all Outstanding Company Debt, to the extent not paid by the Company or any of the Subsidiaries prior to the Closing;

(v) Equity Award Payments. The Buyer shall pay, from the Cash Portion of the Purchase Price, an aggregate amount equal to the Equity Award Payments not paid by the Company or any of the Subsidiaries prior to the Closing to (A) HGST BV for further distribution to the applicable Subsidiaries, who will then subsequently make such Equity Award Payments, less applicable withholding Taxes, to the respective Vested Equity Holders in accordance with such Subsidiary’s normal payroll process and/or (B) the Company, who will then subsequently make such Equity Award Payments, less applicable withholding Taxes, to the respective Vested Equity Holders in accordance with the Company’s normal payroll process;

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(vi) Seller. The Buyer shall pay to the Seller from the Cash Portion of the Purchase Price, an amount equal to the sum of (A) the product of (x) the total number of issued and paid-up shares of the Stock owned by the Seller at the Closing and (y) the Per Share Closing Payment less (B) the Stock Portion of the Purchase Price; provided, however, that neither the Company nor any of the Subsidiaries will distribute any unpaid Change of Control Payments, unpaid Employee Payments or Equity Award Payments to the individuals listed on Schedule 1.1(a) prior to the eighth (8th) day following such individual’s execution of a waiver and release of claims against the Company, substantially in the form prescribed by the Company attached hereto as Exhibit H (together with the related clarification included in Exhibit H).”

3.	Amendments to the Stock Purchase Agreement Related to Secondment.

(a)	Section 6.12(e)(i) of the Stock Purchase Agreement.

(1) The number of R&D Secondees defined as “up to 113 employees of the Seller” in Section 6.12(e)(i) of the Stock Purchase Agreement is hereby amended to state “up to 102 employees of the Seller”.

(2) Schedule 6.12(e)(i) of the Stock Purchase Agreement (Seller Seconded R&D Employees) is hereby deleted in its entirety and replaced by the Schedule 6.12(e)(i) attached hereto as Exhibit A.

(b)	Section 6.12(e)(ii) of the Stock Purchase Agreement.

(1) The Non-R&D/R&D Related Secondees defined as “up to 26 employees of the Seller” in Section 6.12(e)(ii) of the Stock Purchase Agreement is hereby amended to state “up to 31 employees of the Seller and its Related Subsidiaries”.

(2) Schedule 6.12(e)(ii) of the Stock Purchase Agreement (Seller Seconded Non-R&D Employees) is hereby deleted in its entirety and replaced by the Schedule 6.12(e)(ii) attached hereto as Exhibit B.

(3) The reference to “either the Seller or HGST Japan” in the proviso of Section 6.12(e)(ii) of the Stock Purchase Agreement is hereby amended to state “either the Seller or its Related Subsidiary, as applicable, or HGST Japan”.

(c) Section 6.12(e)(iii) of the Stock Purchase Agreement. Each of the two references to “the Seller” in the second sentence of Section 6.12(e)(iii) is hereby amended to state “the Seller or its Related Subsidiary, as applicable,”.

(d)	Section 6.12(f) of the Stock Purchase Agreement.

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(1) The HGST Japan Secondees defined as “up to 82 employees of HGST Japan to Seller” in Section 6.12(f) of the Stock Purchase Agreement is hereby amended to state “up to 60 employees of HGST Japan to Seller and its Related Subsidiaries, as applicable”.

(2) Schedule 6.12(f) of the Stock Purchase Agreement (HGST Japan Secondees) is hereby deleted in its entirety and replaced by the Schedule 6.12(f) attached hereto as Exhibit C.

(3) Each of the two references to “the Seller” in the third sentence of Section 6.12(f) is hereby amended to state “the Seller or its Related Subsidiary, as applicable,”.

4. Amendment to Secondment Periods in the Stock Purchase Agreement. Each of the R&D Secondment Period, the Non-R&D/R&D Related Secondment Period and the HGST Japan Secondment Period as defined in Sections 6.12(e)(i), 6.12(e)(ii) and 6.12(f), respectively, of the Stock Purchase Agreement is hereby amended such that the initial period of secondment shall commence on the Closing Date (unless otherwise indicated on Schedule 6.12(e)(i), Schedule 6.12(e)(ii) or Schedule 6.12(f)) and terminate as of the close of business on March 31, 2014.

5. Section 6.12(h)(ii) of the Stock Purchase Agreement. Section 6.12(h)(ii) of the Stock Purchase Agreement is hereby amended to delete the last sentence of such section, which reads: “The Buyer shall use commercially reasonable efforts to provide for remittance of continued payroll deductions to service any participant loan balance maintained by a Continuing Employee under the Seller 401(k) Plan through the end of the calendar quarter following the calendar quarter in which the Closing occurs (or through the date of distribution of such Continuing Employee’s account under the Seller 401(k) Plan, if earlier).”

6.	Schedule 1.1(a) to the Stock Purchase Agreement.

(a) Item 3 of Schedule 1.1(a) is hereby amended and restated in its entirety to read as follows:

“3. Severance and Change in Control Agreement, dated September 27, 2010, by and between the Company and Steven G. Campbell, as contemplated to be amended pursuant to Schedule 6.1.***”

(b) Item 4 of Schedule 1.1(a) is hereby amended and restated in its entirety to read as follows:

“4. Severance and Change in Control Agreement, dated September 27, 2010, by and between the Company and Michael D. Cordano, as contemplated to be amended pursuant to Schedule 6.1.***”

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7. Exhibit A to the Stock Purchase Agreement. Exhibit B (Key HGST Employees) to Exhibit A to the Stock Purchase Agreement, Form of Agreement Not to Compete, is hereby amended and restated in its entirety to read as set forth on Exhibit D hereto.

8. Exhibit B to the Stock Purchase Agreement. Section 1.1 of Exhibit B to the Stock Purchase Agreement, Form of License Agreement, is hereby amended and restated in its entirety to read as follows:

“External Drive” means an enclosure that encases one or more HDDs or SSDs and related peripheral hardware, or Software or Firmware components (other than RAID). For the avoidance of doubt, “External Drive” includes Information Versatile Disk for Removable Usage (iVDR) enclosures that encase one or more HDDs or SSDs and related peripheral hardware, or Software or Firmware components (other than RAID).”

9.	Exhibit C to the Stock Purchase Agreement.

(a) Section 2.01 of Exhibit C to the Stock Purchase Agreement, Form of Investor Rights Agreement, is hereby amended and restated in its entirety to read as follows:

“Investor Designee Appointment and Nomination Right. The Investor shall have the right, but not the obligation, to designate two nominees to serve as directors of the Company (each, an “Investor Designee” and, together, the “Investor Designees”). In the event the Investor determines to designate the initial Investor Designees, the Investor shall notify the Company in writing of the names of the initial Investor Designees. Promptly following receipt by the Company of all documentation reasonably requested by the Company in connection with the appointment of the initial Investor Designees, the Company shall increase the size of the Board by two, and fill the resulting vacancies with the initial Investor Designees in accordance with the Company’s Bylaws. Thereafter, the Company shall (a) include the Investor Designees in its slate of nominees for election to the Board of Directors at each annual or special meeting of stockholders of the Company following the Closing at which directors are to be elected and at which the seats held by the Investor Designees are subject to election (such annual or special meetings, the “Election Meetings”) and (b) recommend that the Company’s stockholders vote in favor of the election of the Investor Designees, support the Investor Designees for election in a manner no less favorable than the manner in which the Company supports its other nominees, and otherwise use commercially reasonable efforts to cause the election of the Investor Designees to the Board of Directors at each of the Election Meetings. The foregoing appointment and nomination rights will be subject to the Investor Designees satisfying the Company’s Board Qualifications (as defined in Section 2.03); provided that, if an Investor Designee does not meet the Board Qualifications, (i) the Company will not nominate a replacement candidate in place of the rejected Investor Designee (unless the Investor does not nominate a replacement candidate pursuant to its rights in the following clause (ii) within the time period stated in such clause), and (ii) the Investor shall have the right (if exercised as promptly as reasonably practicable and in any event within 30 days) to nominate a replacement candidate in place of the rejected Investor Designee until such time as an Investor Designee that meets the Board Qualifications is put forward by the Investor.”

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(b) The list attached as Exhibit E hereto is the “Competitor List Letter” as such term is defined in the Form of Investor Rights Agreement attached as Exhibit C to the Stock Purchase Agreement.

10. Exhibit E to the Stock Purchase Agreement. Exhibit E to the Stock Purchase Agreement, Form of R&D Services Agreement, is hereby amended and restated in its entirety to read as set forth on Exhibit F hereto.

11. Exhibit F to the Stock Purchase Agreement. Exhibit F to the Stock Purchase Agreement, Form of Branding Agreement, is hereby amended and restated in its entirety to read as set forth on Exhibit G hereto.

12. Exhibit G to the Stock Purchase Agreement. Exhibit G to the Stock Purchase Agreement, Form of Secondment Agreement, is hereby amended and restated in its entirety to read as set forth on Exhibit H hereto.

13. Exhibit H to the Stock Purchase Agreement. The Stock Purchase Agreement is hereby amended by adding Exhibit H as set forth on Exhibit I hereto.

14.	Exhibit I to the Stock Purchase Agreement.

(a) The Stock Purchase Agreement is hereby amended by adding Exhibit I, Form of Reverse Services Agreement, as set forth on Exhibit J hereto.

(b) Section 8.8 of the Stock Purchase Agreement. A new Section 8.8 is hereby added to the Stock Purchase Agreement as follows:

“Section 8.8 Reverse Services Agreement. The Seller shall have received the reverse services agreement, in the form attached as Exhibit I, executed by the Company.”

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15. Effect on the Stock Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Stock Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stock Purchase Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Stock Purchase Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Stock Purchase Agreement as amended hereby, although it shall not alter the dates as of which any provision of the Stock Purchase Agreement speaks. For example, phrases such as “as of the date hereof” and “as of the date of this Agreement” shall continue to refer to March 7, 2011, the date that the Stock Purchase Agreement was originally executed. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Stock Purchase Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

16. Miscellaneous. Sections 12.4, 12.5, 12.7 and 12.13 of the Stock Purchase Agreement are incorporated herein by reference.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amendment to Stock Purchase Agreement as of the date first written above.

“BUYER PARENT”

WESTERN DIGITAL CORPORATION

By:	/s/ Michael Ray
Michael Ray
Senior Vice President, General Counsel and Secretary

“BUYER”

WESTERN DIGITAL IRELAND, LTD.

By:	/s/ Michael Ray
Michael Ray
Vice President

“SELLER”

HITACHI, LTD.

By:	/s/ Toyoki Furuta
Name: Toyoki Furuta
Title: General Manager
Business Development Office

“COMPANY”

VIVITI TECHNOLOGIES LTD.

By:	/s/ Christopher S. Dewees
Name: Christopher S. Dewees
Title: SVP

Signature Page to Fifth Amendment to Stock Purchase Agreement

EXHIBIT F

EXHIBIT E TO THE STOCK PURCHASE AGREEMENT

Form of R&D Services Agreement

[see attached]

Form of R&D Services Agreement

Exhibit E

FORM OF

R&D SERVICES AGREEMENT

This R&D Services Agreement (“Agreement”) effective as of the Closing Date (as defined below), is entered into by and between Western Digital Corporation, a Delaware company with its principal place of business at 3355 Michelson Drive, Suite 100 Irvine, California 92612 (“Company”) and Hitachi, Ltd. (“Hitachi”), a Japanese company with its principal place of business at 6-6, Marunouchi 1- chome, Chiyoda-ku, Tokyo 100-8280, Japan. Each of the signatories to this Agreement is referred to as a “Party,” and jointly as the “Parties.”

RECITALS

WHEREAS, Company, Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly-owned subsidiary of the Company (“Buyer “), Hitachi and Viviti Technology Ltd., a company incorporated under the laws of the Republic of Singapore (“Viviti”) have entered into that certain Stock Purchase Agreement dated as of March 7, 2011 (the “Purchase Agreement”);

WHEREAS, prior to the Closing Date, Hitachi has performed, from time to time, certain research and development services for the Viviti; and WHEREAS, Company and Hitachi desire that following the Closing Date Hitachi will continue to provide certain research and development services to Company and its Subsidiaries relating to HDD (as defined below), of a nature similar to those provided to Viviti prior to the Closing Date, pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set out herein, the Parties agree as follows:

TERMS OF AGREEMENT

1.	DEFINITIONS

1.1	“Background Intellectual Property Rights” means Intellectual Property Rights, if any, owned by Hitachi that are (a) embodied in Background Technology, and (b) not Developed Intellectual Property Rights; provided, however, that a Patent will be a Background Intellectual Property Right only if Hitachi has the right to grant to Company a license of the scope set forth in Section 4.2 under such Patent without incurring any obligation to pay any royalty or other consideration to any third party.

1.2	“Background Technology” means Technology, if any, owned by Hitachi or its Subsidiaries that is (a) embodied in any Deliverable, and (b) not Developed Technology.

1.3	“Closing Date” has the meaning set forth in the Purchase Agreement.

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1.4	“Deliverables” means the deliverables, if any, to be provided by Hitachi as part of the Services performed hereunder, as specifically described in an applicable Project Agreement.

1.5	“Developed Intellectual Property Rights” means Intellectual Property Rights to the extent such Intellectual Property Rights (i) are first created by Hitachi in the course of its performance of the Services pursuant to the applicable Project Agreement and within the scope and during the term of such applicable Project Agreement, and (ii) are embodied in Developed Technology. For the avoidance of doubt, “Developed Intellectual Property Rights” includes the right to seek Patent protection for inventions that constitute Developed Intellectual Property, if any, but does not include any Patents or Patent applications of Hitachi or its Subsidiaries.

1.6	“Developed IP” means, collectively, Developed Technology and Developed Intellectual Property Rights.

1.7	“Developed Technology” means Technology embodied in any Deliverable to the extent such Technology is first developed or created by Hitachi in the course of its performance of the Services pursuant to the applicable Project Agreement and within the scope and during the term of such applicable Project Agreement.

1.8	“Fully Burdened Cost” means all of Hitachi’s costs and expenses incurred in connection with the performance of the Services, including labor and material costs, expenses, and general and administrative expenses and overhead, all as determined in accordance with generally accepted accounting principles as consistently applied by Hitachi.

1.9	“HDD” has the meaning set forth in the License Agreement.

1.10	“Intellectual Property Rights” means Patents, copyrights, and rights with respect to trade secrets, whether arising under the laws of the United States, Japan or any other jurisdiction, including, in each case, any rights apply for, register, and enforce any of the foregoing. Notwithstanding the foregoing, “Intellectual Property Rights” does not include any trademark rights or similar rights with respect to indicia of source or origin.

1.11	“License Agreement” means that certain License Agreement entered into by and between Company and Hitachi as of the Closing Date.

1.12	“Patents” means all classes and types of patents, including utility patents, utility models, design patents, invention certificates, including divisionals, continuations, continuations-in-part, reexaminations, reissues, extensions and renewals, in all jurisdictions of the world.

1.13	“Project Coordinator(s)” means the Hitachi representative(s) and Company representative(s) identified as project coordinator(s) in the applicable Project Agreement.

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1.14	“Services” means the research and development services to be performed by Hitachi hereunder, as specifically described in an applicable Project Agreement.

1.15	“Software or Firmware” means a set of instructions, that either (i) directly provides instructions to the computer hardware, or, (ii) indirectly serves as an input to another piece of software.

1.16	“Subsidiary” of either Party shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly, or indirectly, by such Party. For the purposes of this Agreement, Viviti and its Subsidiaries will be Subsidiaries of Company (subject to meeting the requirements of the preceding sentence) and are not Subsidiaries of Hitachi.

1.17	“Technology” means inventions, know-how, designs, specifications, Software or Firmware and other copyrightable material, technical information, devices, and other developments and technology.

1.18	“Term” means the period beginning on the Closing Date and ending eighteen (18) months from the Closing Date.

2.	SCOPE OF SERVICES

2.1	Project Agreements. Any services and deliverables to be performed or provided by Hitachi hereunder with respect to any Project (as defined below) shall be mutually agreed and described in a written Project Agreement entered into by the Parties hereunder and specifically referencing this Agreement (“Project Agreements”). As soon as practicable following the Closing Date, the Parties shall use commercially reasonable efforts to enter into a Project Agreement for each research and development project listed in Schedule 1 (“Project”), which such Project Agreements shall describe the applicable Project in reasonable detail, contain terms and conditions applicable to such Project that are materially consistent with the terms and conditions for each such Project as set forth in Schedule 2 hereto, and set forth in sufficient detail (i) the type, scope, and nature of the Services and Deliverables to be performed or provided by Hitachi with respect to such Project, (ii) specific staffing requirements and schedule, if applicable, for such Project, (iii) the Project Coordinators for such Project, and (iv) such other matters as the Parties may mutually agree. In addition, Hitachi will use commercially reasonable efforts to identify in the applicable Project Agreement any Patents owned by Hitachi and claiming Background Technology Hitachi expects to be embodied in Deliverables to be delivered to Company in the course of a Project under which Hitachi does not have the right to grant to company a license of the scope set forth in Section 4.2 without incurring an obligation to pay a royalty or other consideration to a third party. All Project Agreements shall be an integral part of this Agreement and be subject to the terms and conditions set forth herein.

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2.2	Projects. The Projects currently contemplated by the Parties are described in Schedule 1 hereto. The Parties may mutually agree to add additional Projects directly related to the business of Company during the Term. Unless otherwise expressly agreed in writing by the Parties, all Projects will be directed to HDDs. If the Parties agree in writing to undertake a Project directed in whole or in part to any product or technology other than HDDs, the Parties will discuss and agree in the Project Agreement for such Project any additional or revised terms that will apply to such Project, including without limitation with respect to ownership and licenses of associated Developed IP and/or Background IP.

2.3	Services. Hitachi shall use commercially reasonable efforts to perform or cause to be performed for Company the Services, and to deliver to Company the Deliverables, as set forth in the applicable Project Agreements. Hitachi shall perform such Services in a manner that is consistent with its past practice in regards to its performance of similar services for Viviti prior to the Closing Date (“Past Practice”).

2.4	Personnel and Project Coordinators. Hitachi will assign employees and subcontractors with suitable qualifications to perform the Services consistent with Past Practice. Hitachi may replace or change employees and subcontractors as required. The Parties’ Project Coordinators will be responsible for exchanging information, coordinating meetings, and arranging all other matters pertinent to the applicable Project. Each Party may change its Project Coordinator by giving written notice to the other Party. The Project Coordinators are not authorized to modify or change any term or condition of this Agreement, including any Project Agreement.

2.5	Company’s Cooperation. Company acknowledges that its timely provision of reasonable assistance, cooperation, and complete and accurate information and data (“Cooperation”) is essential to the performance of the Services, and that Hitachi shall not be responsible for any deficiency in performing the Services if such deficiency results from Company’s failure to provide such Cooperation as required hereunder.

2.6	Quarterly Project Review. Company shall have the right to review and assess the continuing need for all Projects on a quarterly basis and may terminate one or more active Projects, and the Project Agreements associated therewith, effective upon the beginning of any calendar quarter (i.e., January 1, April 1, July 1, or October 1), provided that Company has provided Hitachi at least forty-five (45) days’ advance notice of such termination.

3.	PAYMENTS

3.1	Fees. Unless otherwise specified in the applicable Project Agreement, all Services shall be provided on a time-and-materials basis at Hitachi’s Fully Burdened Cost (such Fully Burdened Costs and any other fees and payments specified in an applicable Project Agreement, the “Fees”).

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3.2	Expenses. Company shall reimburse Hitachi for all reasonable travel, lodging, communications, shipping, and other out-of-pocket expenses incurred by Hitachi in connection with providing the Services and Deliverables (“Expenses”).

3.3	Payment Terms. Hitachi will invoice Company on a monthly basis for all Fees and Expenses and other payments due under this Agreement and any Project Agreement and, unless otherwise specified in the applicable Project Agreement, Company shall pay such invoiced amounts within thirty (30) days of the date of the invoice. Customer agrees to pay interest at the rate of one and one-half percent (1.5%) per month (or the maximum rate permitted by applicable law, whichever is less) for all amounts not paid within thirty (30) days from the date of the invoice therefor. All payments shall be made in Japanese Yen by wire transfer in immediately available funds to an account designated by Hitachi.

3.4	Taxes. In addition to all Fees, Expenses and other amounts payable under this Agreement and the Project Agreements, Company shall pay or reimburse Hitachi for all federal, state, local or other taxes, including, without limitation, sales, use, excise, withholding, and property taxes, or amounts levied in lieu thereof, based on the Services provided or amounts payable under this Agreement or any Project Agreement. Company shall have no responsibility for taxes imposed on Hitachi’s net income.

4.	INTELLECTUAL PROPERTY

4.1	Developed IP. Subject to Company’s compliance with the terms and conditions of this Agreement, including payment of all Fees, Expenses, and other amounts payable hereunder, Hitachi hereby assigns and agrees to assign all of its right, title and interest in and to the Developed IP to Company. Company shall have the sole right to apply for, file, register, or otherwise seek Intellectual Property Rights with respect to Developed IP, including the right to seek Patent protection for inventions that constitute Developed IP, if any. Hitachi will provide (and will use commercially reasonable efforts to cause any inventors of Developed IP in Hitachi’s or its Subsidiaries’ employ to provide) reasonable information and assistance, at Company’s cost and expense, to effect the assignment of rights pursuant to this Section 4.1. With respect to any Developed Technology, Hitachi reserves and Company hereby grants and agrees to grant to Hitachi and its Subsidiaries, under the Developed Intellectual Property Rights, a worldwide, non-exclusive, perpetual and irrevocable license to use such Developed Technology in the ordinary course of its business. With respect to any Patents within the Developed Intellectual Property Rights, Hitachi reserves and Company hereby grants and agrees to grant to Hitachi and its Subsidiaries a worldwide, non-exclusive, perpetual and irrevocable license to make, have made, use, sell, offer for sale, and import any article of manufacture or composition of matter and practice any method or process.

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4.2	Background IP. To the extent, if any, that any Background Technology is embodied in any Deliverables provided to Company under this Agreement, subject to Company’s compliance with the terms and conditions of this Agreement, including payment of all Fees, Expenses, and other amounts payable hereunder, Hitachi hereby grants and agrees to grant to Company and its Subsidiaries, under Hitachi’s Background Intellectual Property Rights, a worldwide, non-exclusive, perpetual, and irrevocable license to use such Background Technology, solely as embodied in such Deliverables, in the ordinary course of its business.

4.3	No Other Rights. Except as expressly set forth in this Agreement, neither Party grants any rights in or to its Technology or Intellectual Property Rights pursuant to this Agreement. As between the Parties, each Party shall be solely responsible to prepare, file, prosecute, maintain, and enforce its Intellectual Property Rights in its discretion and at its own cost. Except as expressly set forth in this Agreement, there shall be no right, license, authority, covenant not to sue, immunity from suit, or other defense, whether by implication, by reason of exhaustion, estoppel, or otherwise pursuant to or as a result of this Agreement or the activities of the Parties under this Agreement.

5.	CONFIDENTIALITY

5.1	“Confidential Information” of a Party shall mean Technology of such Party that is (a) identified as Confidential Information in an applicable Project Agreement, and (b) marked as “proprietary” or “confidential” at the time of disclosure, or, if disclosed in a form not susceptible to marking, described and designated as “proprietary” or “confidential” in a writing provided to the Recipient within thirty (30) days of such disclosure.

5.2	Non-Disclosure. For the term of each Project Agreement, and for a period of five (5) years from the end of such Project Agreement, the receiving Party agrees to limit disclosure of the disclosing Party’s Confidential Information disclosed in connection with such Project Agreement to those of the receiving Party’s employees who have a need to know it, and the receiving Party agrees to use the same care and discretion to avoid disclosure, publication or dissemination outside of those employees as the receiving Party does with similar information of its own which it does not desire to publish, disclose or disseminate. In addition, the receiving Party shall not use, and shall not permit its employees to use, any Confidential Information of the disclosing Party except in connection with the performance of its obligations pursuant to this Agreement and the applicable Project Agreement, except as otherwise permitted hereunder (including pursuant to any license grant set forth herein) or in such Project Agreement. Notwithstanding the foregoing, the receiving Party’s use of Residuals of the disclosing Party’s confidential information for any purpose shall not constitute a breach of this Section 5.2. As used herein, “Residuals” shall mean that portion of any trade secret or other Technology subject to any obligation of confidentiality between the Parties, which is in intangible form and which is retained in the unaided memory of any of a Party’s employees who have had authorized access to such trade secrets or other Technology pursuant to this Agreement.

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5.3	Exceptions. The receiving Party may disclose Confidential Information if the disclosure is required by law, but the receiving Party must give the disclosing Party reasonable prior notice to allow the disclosing Party an opportunity to obtain a protective order. The obligations of Section 5.2 above will not apply to information to the extent it is: (a) already rightfully in the possession of the receiving Party or its Subsidiaries without an obligation of confidence; (b) independently developed by the receiving Party or its Subsidiaries; (c) publicly available when received by the receiving Party, or becomes publicly available through no fault of the receiving Party or its Subsidiaries; or (d) disclosed by the disclosing Party without obligation of confidence.

6.	TERM AND TERMINATION

6.1	Term. This Agreement, including any Project Agreement, shall be effective during the Term, unless terminated earlier in accordance with the provisions hereof and except to the extent any Project Agreement expressly sets forth a different term.

6.2	Termination for Breach.

(a)	If any material breach of this Agreement occurs, and such breach is not cured within thirty (30) days after written notice from the non-breaching Party, the non-breaching Party shall have the right to terminate this Agreement by giving the breaching Party five (5) days’ written notice.

(b)	If any material breach of any Project Agreement occurs, and such breach is not cured within thirty (30) days after written notice from the non-breaching Party, the non-breaching Party shall have the right to terminate that Project Agreement by giving five (5) days’ written notice.

6.3	Termination for Bankruptcy. A Party may terminate this Agreement by giving written notice of termination to the other Party at any time upon or after:

(a)	the filing by the other Party of an petition in bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days;

(b)	any adjudication that the other Party is bankrupt or insolvent;

(c)	the filing by the other Party of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days;

(d)	the appointment of a receiver for all or substantially all of the property of the other Party;

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(e)	the institution of any proceeding for the liquidation winding up of the other Party’s business which petition or proceeding is not dismissed within sixty (60) days.

6.4	Effect of Termination of Agreement. Upon any termination of this Agreement all Project Agreements shall simultaneously terminate. No termination in this Agreement shall relieve either Party of any obligation or liability accrued hereunder prior to such termination. Upon the expiration or earlier termination of this Agreement, the Parties will immediately cease performing work under all Project Agreements. Upon the expiration or earlier termination of any Project Agreement, the Parties will immediately cease performing work under the expired or terminated Project Agreement.

6.5	Survival. Notwithstanding anything to the contrary in this Agreement, Sections 1, 3, 4, 5 (as provided therein), 6.4, 6.5, 7.2, 7.3, and 10 shall, to the extent applicable, survive any expiration or termination of this Agreement.

7.	REPRESENTATIONS AND WARRANTIES; LIABILITY LIMITATION

7.1	Authority. Each Party represents and warrants that it has the corporate power and authority to enter this Agreement, and to carry out the terms and obligations set forth in this Agreement, and that the persons executing this Agreement on its behalf have the authority to act for and bind the Party.

7.2	No Other Warranty. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 7, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, NON-INFRINGEMENT, AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

7.3	Limitation of Liability. Except as expressly set forth herein, neither Party shall be liable for any indirect, incidental, consequential, special or punitive damages arising out of or relating to this Agreement, irrespective of whether such Party has been advised of the possibility of any such damages. The foregoing limitation of liability shall not apply with respect to any liability arising out of or relating to any breach of Section 5 or any infringement, misappropriation or other violation of any Intellectual Property Rights of a Party.

8.	NOTICES

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by Federal Express or other internationally recognized express carrier, registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to a Party at the addresses set forth below, or at such other address as a Party may substitute by written notice provided to the other Party in such manner. Such notices shall be deemed to have been served when delivered.

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If to Hitachi:

Hitachi, Ltd.

Business Development Office

6-6 Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-8280, Japan

Attention: General Manager

Facsimile: 81-3-4564-6260

If to Company:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Attention: General Counsel

Facsimile: (949)672-9612

E-mail: Michael.Ray@wdc.com

9.	ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Nothing in this Agreement shall confer any rights upon any person other than the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or its rights hereunder to any third party without the written consent of the other Party; provided, that each Party may assign this Agreement and its rights hereunder to one or more of its direct or indirect Subsidiaries without the consent of the other Party so long as the assignee assumes the obligations hereunder of the assigning party in a writing reasonably acceptable to the other Party. Any attempted assignment of this Agreement in violation of this Section 9 shall be void and of no effect.

10.	MISCELLANEOUS

10.1	Entire Agreement. Except for the Purchase Agreement, the License Agreement, other agreements entered into pursuant to the Purchase Agreement, and, where applicable, the Inventor Award Integration Agreement dated December 10, 2010 by and between Hitachi and Hitachi Global Storage Technologies Netherlands B.V. (the “IAIA”) (a) this Agreement, together with any Project Agreements, contains the complete agreement between, and contains all of the promises and undertakings made to each other by, the Parties regarding the subject matter of this Agreement, and (b) except as set forth in the Transition Services Agreement (as defined in the Purchase Agreement), any and all prior agreements, representations, negotiations, and undertakings between the Parties, oral or written, express or implied, with respect to the subject matter hereof, are hereby superseded and merged by and into this Agreement, effective as of the Closing Date. This Agreement may not be revised or modified without the mutual written consent of the Parties.

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10.2	Application of IAIA. Notwithstanding anything to the contrary set forth in the IAIA:

(a)	all Patents claiming inventions that constitute Developed IP will be deemed “New ERA Patents” for purposes of the IAIA (despite the fact that such Patents do not arise out of research pursuant to the ERA);

(b)	any employee or agent of Hitachi who is named as an inventor in any such Patent shall be deemed a “Hitachi Inventor” with respect to such Patent for purposes of the IAIA;

(c)	Section 4 of the IAIA shall apply to (i) except as set forth in Section 10.2(d), the incentive payments made by Hitachi to any such employee or agent of Hitachi with respect to such Patents (with such payments deemed “HGST Base Awards” (as defined in the IAIA), despite the fact that such payments are not being made to an employee of HGST), and (ii) Company’s reimbursement of Hitachi for all such payments shall be made as if all applicable references in the IAIA to “HGST” were references to Company; provided, however, that the Parties agree that, in consideration of the larger size of Company’s business after the Closing Date, the incentive payments made in each case to any such employee and agent of Hitachi pursuant to this Agreement and in accordance with the IAIA during the Term shall be double (i.e., two-hundred percent (200%) of) the relevant HGST Base Awards set forth in Section 4 of the IAIA and Appendix C thereof. The Parties acknowledge and agree that the foregoing obligations to make incentive payments to employees and agents of Hitachi and to be reimbursed by Company shall survive any expiration, termination or renegotiation of the IAIA;

(d)	Without limitation to the incentive payments reimbursable by Company pursuant to Section 10.2(c), the Parties acknowledge and agree that, for all Patents claiming inventions that constitute Developed IP during the Term of this Agreement, (i) such Patents shall be treated as “New ERA Patents” (as defined in the IAIA) (despite the fact that such Patents do not arise out of research pursuant to the Entrusted Research Agreement dated September 25, 2003 (the “ERA”)) and such inventions shall be treated as if they resulted from entrusted R&D activities based on the ERA for which licensing/assignment awards are payable by Hitachi or Hitachi Global Storage Technologies, Inc. (“HGST “), as applicable, to Hitachi’s inventors pursuant to (x) the Memorandum, dated as of May 24, 2005, between Seller and HGST and (y) the Memorandum, dated as of March 16, 2005, between Seller and HGST ((x) and (y), collectively, the “Memoranda”), including all appendices thereto and related materials, and (ii) Company shall reimburse Hitachi for any such licensing/assignment awards paid by Hitachi to any employee or agent of Hitachi who is named as an inventor in any such Patent pursuant to the Memoranda (including all appendices thereto and related materials). The Parties acknowledge and agree that the foregoing obligations to make incentive payments to employees and agents of Hitachi and reimbursed by Company shall survive any expiration, termination or renegotiation of the Memoranda and/or IAIA unless otherwise agreed to by the Parties pursuant to Section 10.2(e);

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(e)	At any time prior to March 31, 2013, upon the request of either Party, Hitachi and Company shall discuss in good faith the treatment of inventor awards, licensing/assignment awards and other compensation payable to any employee or agent of Hitachi who is named as an inventor in any Patent that constitutes Developed IP under this Agreement, including, if proposed by either Party, the payment by the Company of a one-time lump-sum payment to Hitachi in consideration for the termination of Company’s further obligation to Hitachi to pay (i) inventor awards or other compensation to inventors employed by Hitachi (including patent filings, patent issues, internal uses of patents and patent licensing and assignment) under Section 10.2(c), and (ii) licensing/assignment awards to inventors employed by Hitachi under Section 10.2(d), in each case for Patents with an effective filing date prior to March 31, 2013; provided that (x) Company shall continue to make the escalated incentive payments set forth in Section 10.2(c) to applicable employees and agents of Hitachi who are named as an inventor in any Patents with an effective filing date on or after April 1, 2013 unless otherwise expressly agreed to by the Parties, and (y) Company shall continue to make the licensing/assignment awards to inventors employed by Hitachi under Section 10.2(d) for Patents with an effective filing date on or after April 1, 2013 unless, on a case-by-case basis with respect to each such Patent, the Parties agree to a lump-sum payment in consideration for the termination of Company’s obligation to reimburse Hitachi for such licensing/assignment awards under Section 10.2(d) for Patents with an effective filing date on or after April 1, 2013, in which case such lump-sum payment shall be paid by Hitachi and reimbursed by Company to the applicable employee or agent of Hitachi at the time the Patent File Award pursuant to the IAIA and this Agreement is made for such Patent.

10.3	Severability. If any paragraph, provision or clause of this Agreement shall be found or held to be invalid or unenforceable by a court or other decision-making body of competent jurisdiction, in a judgment from which no further appeal can be taken, the remainder of this Agreement shall remain valid and enforceable, and to the extent required in the pursuit of this Agreement, the Parties shall negotiate in good faith a substitute, valid and enforceable provision that reflects the Parties’ intent in entering this Agreement.

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10.4	ADR Provision. The Parties agree that, in the event of a dispute arising under this Agreement, the Parties shall agree to attend a non-binding mediation prior to bringing any action in a court of law. The mediation shall be facilitated by a neutral third-party, selected by the Parties. A representative from each Party with authority to settle on behalf of that party shall attend the mediation in person. The purpose of the mediation is to resolve the disputed issue(s) without the need for formal legal proceedings.

10.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and fully performed in such state.

10.6	Jurisdiction. The Parties agree that the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) shall have exclusive jurisdiction of interpreting or enforcing this Agreement, provided, however, that, notwithstanding the foregoing, either Party may (i) seek injunctive or other preliminary relief, (ii) enforce its Intellectual Property Rights, and (iii) seek recognition and enforcement of any order or judgment, in any court of competent jurisdiction. The parties expressly waive their right to a trial by jury.

10.7	Counterparts. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

10.8	Further Assurances. Each Party hereto shall execute and cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request, to effect, evidence, record or perfect any of the licenses and other rights set forth in this Agreement. The requesting Party shall reimburse the other Party for its reasonable out-of-pocket costs in responding to a request under this Section.

10.9	Export Compliance. Company understands and acknowledges that Hitachi is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, and similar regulations in other jurisdictions, which prohibit export or diversion of certain products and technology to certain countries. Company understands and acknowledges that the Deliverables and other Developed IP are subject in all respects to such United States and other jurisdictions’ laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations (“EAR”) issued by the Department of Commerce, International Trade Administration, Bureau of Industry and Security (“BIS”). Company warrants that it will comply in all respects with the export and re-export restrictions applicable to the Deliverables and other Developed IP and further agrees that it will not export, re-export or transship, directly or indirectly, any Deliverables and other Developed IP without the proper authorization from BIS under the EAR, or proper authorization from competent authorities in other jurisdictions, explicitly permitting the export, re-export or transshipment.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the Closing Date.

For and on behalf of

Hitachi, Ltd.

By:
Name:
Title:

For and on behalf of

Western Digital Corporation

By:
Name:	Michael C. Ray
Title:	Senior Vice President, General Counsel and Secretary

S-1

EXHIBIT G

EXHIBIT F TO THE STOCK PURCHASE AGREEMENT

Form of Branding Agreement

[see attached]

Form of Branding Agreement

Exhibit F

Form of

BRANDING AGREEMENT

This Branding Agreement (“Branding Agreement”) effective as of the Closing Date (as defined below), is entered into by and between Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore with its principal place of business at 4 Kaki Bukit Avenue 1, #03-08, Singapore 417939 (“Company”) and Hitachi, Ltd., a Japanese company with its principal place of business at 6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8280, Japan (“Hitachi”). Each of the signatories to this Branding Agreement is referred to as a “Party,” and jointly as the “Parties.”

RECITALS

WHEREAS, Western Digital Corporation, a Delaware company with its principal place of business at 3355 Michelson Drive, Suite 100, Irvine, California 92612, USA (“Buyer Parent”), Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly-owned subsidiary of the Buyer Parent (“Buyer”), Hitachi, and Company have entered into that certain Stock Purchase Agreement dated as of March 7, 2011 (the “Purchase Agreement”);

WHEREAS, Company and Hitachi desire that Company may, on a transitional basis and under Hitachi’s authorization, continue to use certain branding of Hitachi with respect to Company’s products in accordance with the terms and conditions set forth below in order to provide for an orderly transition to new branding;

NOW, THEREFORE, in consideration of the mutual promises and covenants set out herein, the Parties agree as follows:

TERMS OF AGREEMENT

1.	DEFINITIONS

1.1 Any capitalized term used but not defined herein, including without limitation the following terms, has the meaning set forth in the Transaction Documents:

(a)	Closing Date

(b)	External Drive

(c)	HDD

(d)	HDD Components

(e)	HDD Products

(f)	Losses

(g)	RAID

(h)	SSD

(i)	Storage Software Products.

1.2 “Company Current Products” means those Products of Company or its Subsidiaries in active production as of the Closing Date.

1.3 “Company Inventory Units” means any units of Products produced, packaged, or in inventory as of the Closing Date (regardless of whether such Products may be Company Current Products as of the Closing Date) provided that any such units of Products are branded with the Licensed Hitachi Marks as of the Closing Date.

1.4 “Company Non-Current Products” means Products previously manufactured and sold by Company or its Subsidiaries under the Licensed Hitachi Marks and that are not in active production by Company or its Subsidiaries at the Closing Date.

1.5 “Company Product(s)” means Company Current Products, Company Non-Current Products, and Remanufactured Products and Repair Parts.

1.6 “Company Reseller” means an organization or person that is authorized by Company directly, or indirectly through another Company Reseller, to sell or lease Company Products.

1.7 “Electronic Label” means any label, sticker, decal or the like affixed to an Internal Product bearing a machine-readable code which identifies with specificity an Internal Product, and which may include other information regarding the Internal Product.

1.8 “EOL” or “End-of-Life” means, with respect to a particular Product, the date on which Company, in its sole discretion, chooses to no longer offer such Product for sale on a general commercial basis.

1.9 “Hitachi Marks” has the meaning set forth in Section 5.1.

1.10 “Internal Product” means an HDD Product sold for use in an HDD Included Products or SSD product sold for use in an SSD Included Product.

1.11 “In-Warranty Products” has the meaning set forth in Section 2.1(b).

1.12 “Licensed Articles” has the meaning set forth in Section 2.1(a).

1.13 “Licensed Hitachi Marks” shall mean the Hitachi trademarks and/or service marks set forth in Schedule 2.1

1.14 “Licensed Hitachi Trade Dress” has the meaning set forth in Section 2.2.

1.15 “Licensed Marks” means the Licensed Hitachi Marks and Licensed Hitachi Trade Dress.

1.16 “Licensed Materials” means packaging; labels; sales, instruction and service materials; marketing materials; product documentation regardless of form or media in which presented, and installation software.

1.17 “Licensed Products” means the Licensed Current Products, Warranty Licensed Products, Remanufactured Products, and internal components as more fully described in Sections 2.1(a) through (e), and the Licensed Trade Dress Products.

1.18 “Licensed Trade Dress Products” has the meaning set forth in Section 2.2.

1.19 “Material Quality Breach” has the meaning set forth in Section 4.4.

1.20 “New Trademark” means any mark developed by Company for any product developed, manufactured, or produced by Company subsequent to the Closing Date that is not part of or encompassed by Company Products.

1.21 “Products” means HDD Products, SSD products, RAID products, External Drive products, and Storage Software Products.

1.22 “Qualification” means technical evaluation or testing by an OEM customer which must be passed by a supplier with respect to a particular product in order to qualify the product for purchasing by such customer for use in an HDD Included Product or SSD Included Product. As used in this Branding Agreement, the term “Qualification” includes evaluation and testing with respect to technical and engineering requirements and excludes any marketing, promotion, advertising or retail display requirements.

1.23 “Remanufactured Products” means Company Non-Current Products and Company Current Products sold under or that bear the Licensed Hitachi Marks, whether produced or sold before or after Closing, that are remanufactured or repaired by Company after the Closing Date.

1.24 “Repair Parts” means (a) replacement products for (i) Company Non-Current Products or (ii) Company Current Products; and (b) replacement parts which, to the extent available prior to the Closing Date, bore the Licensed Hitachi Marks prior to the Closing Date and which are used for the repair or remanufacture of Company Non-Current Products or Company Current Products.

1.25 “SSD Included Product” means products that include an SSD among their components but are a combination of such SSD with at least one other device distinct from such SSD and provide a material function that is not provided by a single SSD. Examples of SSD Included Products are storage systems (including RAID), External Drives, JBODs, enterprise systems, servers, server blades, desktop computers, portable computers (including notebook and handheld computers), personal digital assistants, digital video recorders, digital cameras, game consoles, mobile phones and global positioning systems that include an SSD among their components.

1.26 “Subsidiary” of either Party means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly, or indirectly, by such party. For the purposes of this Agreement, Company and its Subsidiaries are not Subsidiaries of Hitachi.

1.27 “Terminated Products” has the meaning set forth in Section 8.2(b).

2.	GRANT OF LICENSES AND CONSENTS

2.1 Hitachi hereby grants to Company and Company hereby accepts non-exclusive, royalty free licenses to use the Licensed Hitachi Marks under the following terms and conditions:

(a) on or in connection with Company Current Products, Company Inventory Units, and Licensed Materials relating thereto (“Licensed Articles”), Company may use the Licensed Hitachi Marks for a period of one hundred eighty (180) days after the Closing Date (“Cut-Over Date”) (subject to Section 6.2), provided the Licensed Articles, subsequent to the Closing Date, are manufactured by or for Company pursuant to the quality control requirements set forth in Section 4 and are marketed by Company itself or through Company Resellers;

(b) on or in connection with Repair Parts for Company Current Products or Company Non-Current Products under warranty after the Closing Date (“In-Warranty Products”) and Licensed Materials relating thereto (collectively, “Warranty Licensed Products”), Company may use the Licensed Hitachi Marks for a period of time equal to and coterminous with the warranty period for such In-Warranty Products provided that the Licensed Hitachi Marks were used in connection with such Repair Parts prior to the Closing Date (to the extent such Repair Parts were available before the Closing Date);

(c) on or in connection with Remanufactured Products used to replace particular Products and Licensed Materials relating thereto, Company may use the Licensed Hitachi Marks until the seven (7) year anniversary of the EOL of the particular Product or until such Product is no longer supported by Company or until the seven (7) year anniversary of the Cut-Over Date, whichever occurs first, provided such products are manufactured by or for Company pursuant to the quality control requirements set forth in Article 4 and are marketed by Company itself or through Company Resellers;

(d) notwithstanding Section 2.1(a) above, in any Electronic Label used to identify any Company Current Product that is an Internal Product, Remanufactured Product that is an Internal Product or Repair Part for an Internal Product for so long as continued use of the applicable Licensed Hitachi Mark(s) in such Electronic Label is necessary in order to avoid triggering a Qualification requirement (as dictated by the applicable agreement with the customer of such Company Product) that would not arise if the applicable Hitachi Mark(s) were retained in the Electronic Label, but only until the Company alters such Company Current Product, Remanufactured Product or Repair Part identified by the Label in a manner that triggers a Qualification requirement, provided that the Licensed Hitachi Marks are not more visible to individuals than are the Labels used in units of Company Current Products manufactured prior to the Closing Date;

(e) on or in connection with internal components of any Company Current Product that is an Internal Product, including but not limited to HDD heads and mask works used in the making of HDD Components, for so long as continued use of the applicable Licensed Hitachi Mark(s) on or in connection with such internal components is necessary in order to avoid triggering a Qualification requirement (as dictated by the applicable agreement with the customer of such Company Current Product) that would not arise if use of the applicable Hitachi Mark(s) were retained on or in connection with such internal components, but only until the Company alters the internal components, or the Company Current Product in which such internal components are used, in a manner that triggers a Qualification requirement, provided that the Licensed Hitachi Marks are not generally visible other than to those individuals installing, administering, or maintaining the any Company Current Product.

2.2 Hitachi hereby grants to Company and Company hereby accepts a non-exclusive, royalty free license to use the Hitachi trade dress as depicted in Schedule 2.2 (the “Licensed Hitachi Trade Dress”) on or in connection with consumer boxes, commercial packaging, labeling, product information provided on diskettes and/or CDs, and installation software (collectively “Packaging”) for any Company Products sold with Packaging bearing the Licensed Hitachi Trade Dress as of the Closing Date (collectively, the “Licensed Trade Dress Products”) for one hundred eighty (180) days after the Closing Date, provided that the Licensed Trade Dress Products are manufactured by or for Company, or, with respect to such software, Company has a right to distribute such software, and are marketed by Company itself or through Company Resellers.

2.3 The licenses granted in this Article 2 shall not apply to any services (including but not limited to repair or maintenance services) offered by or under authorization of Company.

3.	COMPANY’S USE OF THE LICENSED MARKS

3.1 The grant of licenses set forth in Article 2 hereof shall include and incorporate as if fully set forth therein the following terms and conditions which shall control and define the use of the Licensed Marks on or in connection with the Licensed Products:

(a) All use of the Licensed Marks by Company shall be limited to the specific Licensed Products set forth in the license grant and shall meet all quality control requirements of Hitachi as specified in Article 4.

(b) Company shall use the Licensed Marks only in the form and manner and with such proprietary legends and notices as used by Company or its Subsidiaries prior to the Closing Date for the Licensed Products.

(c) Subject to Section 2.1(d) and (e), Company shall place the symbols “☐”, “tm”, or ®, as is appropriate according to the laws in each applicable country or territory next to the Licensed Hitachi Marks. In the case of Licensed Materials, such symbols must appear in connection with the Licensed Hitachi Marks at least once on or in each separate piece of Licensed Material.

(d) Subject to Section 2.1(d) and (e), Company shall use the following legend at least once in each separate piece of Licensed Material on which any of the Licensed Hitachi Marks appear: “[Licensed Hitachi Mark] is a [registered] trademark of Hitachi, Ltd. and is used under license.”

(e) Subject to Section 2.1(d) and (e), on all Licensed Trade Dress Products bearing the Licensed Hitachi Trade Dress, Company shall include the © symbol and the legend “© Hitachi, Ltd.”

(f) Except as authorized pursuant to this Branding Agreement, Company shall not at any time use, or authorize the use of, any Hitachi Mark, or any trademark, trade name, service mark, domain name or corporate name consisting of or incorporating any Hitachi Mark, or any mark phonetically equivalent or confusingly similar to any Hitachi Mark.

(g) Company shall not adopt or use on or in connection with any product or service it produces, manufactures, advertises, distributes, sells, or offers for sale, a New Trademark, or any service mark, trade name, domain name or other designation, that is a phonetic equivalent or a colorable imitation of any of the Licensed Hitachi Marks or that is otherwise confusingly similar to any of the Licensed Hitachi Marks, nor shall Company adopt or use any trade dress that copies or is a colorable imitation of the Licensed Hitachi Trade Dress or that is otherwise confusingly similar to the Licensed Hitachi Trade Dress. If any application for registration of a mark or other designation is filed by or on behalf of Company after the Closing Date and such mark is confusingly similar or disparaging to or dilutes any of the Licensed Hitachi Marks anywhere in the world, Company shall abandon all use of such mark and any application to register or registration thereof.

(h) Without limitation to Section 3.1(g), Company shall not at any time use or display (including, without limitation, on or in connection with any product or service it produces, manufactures, advertises, distributes, sells, or offers for sale, or as a corporate name) any Licensed Hitachi Mark contiguous to, connected to, or otherwise arranged in combination with any HGST Mark (or any mark confusing similar to or including any HGST Mark), such that the Licensed Hitachi Mark is not visually distinct from, or is grouped with or part of a composite mark including, any HGST Mark (or any mark confusing similar to or including any HGST Mark), or in any other manner that suggests or implies an association between Hitachi, any of Hitachi’s Subsidiaries and/or any Licensed Hitachi Mark, on the one hand, and any HGST Mark (or any mark confusing similar to or including any HGST Mark), on the other hand.

(i) With respect to its use of the Licensed Marks, Company shall comply with all applicable laws and regulations pertaining to the use and designation of trademarks and trade dress in the each country or territory in which the Licensed Marks may be used by Company.

3.2 Company shall not pledge or otherwise encumber any of the Licensed Marks and shall not use any of the Licensed Marks as security or collateral for any loans or indebtedness.

4.	QUALITY CONTROL

4.1 Company agrees that the nature and quality of the Licensed Products when such products are sold or distributed in connection with the Licensed Marks shall be commensurate with standards previously achieved and maintained by Company for the identical goods or for comparable products manufactured or distributed by Company during calendar year 2010. Company shall provide to Hitachi monthly consolidated quality reports with respect to each Licensed Product marked with the Licensed Marks and for which shipments are being made during the term of the applicable license granted pursuant to Article 2.

4.2 Company agrees that all uses of the Licensed Hitachi Trade Dress as permitted by this Branding Agreement shall conform to and are subject to the guidelines established by Hitachi for such trade dress, which guidelines are attached as Schedule 4.2.

4.3 Except for units of Products produced, packaged, or in inventory as of the Closing Date, and Licensed Materials developed by Company or its Subsidiaries prior to Closing or varying in no significant respect from Licensed Materials developed by Company or its Subsidiaries prior to Closing, Company shall, upon Hitachi’s request, (a) provide to Hitachi or, at Hitachi’s request, demonstrate to Hitachi, samples of Licensed Products that bear, or are marketed or sold using any of the Licensed Marks, and (b) provide to Hitachi samples of Licensed Materials that bear any of the Licensed Marks. Any such requests shall be with reasonable notice and at reasonable intervals.

4.4 Any modifications by Company after the Closing to a Licensed Product marked with any Licensed Mark, including, but not limited to changes in manufacturing processes thereof or parts vendor selection by Company, that result in adverse changes of the annual quality return rate for such product in each of two (2) consecutive thirty (30) day periods greater than three percent (3%) shall be noticed to Hitachi within five (5) Business Days. Any such modifications shall, upon resulting in such changes, be deemed “Material Quality Breaches.” Company shall provide to Hitachi samples of such Licensed Products.

4.5 Except for Licensed Materials developed by Hitachi or its Subsidiaries prior to Closing or varying in no significant respect from Licensed Materials developed by Hitachi or its Subsidiaries prior to Closing, Company shall submit to Hitachi all new Licensed Materials developed by Company after Closing on and in which the Licensed Marks appear prior to their commercial use. Within fifteen (15) Business Days of receipt of any submission by Company, Hitachi shall inform Company in writing whether the submission meets the applicable standards for quality or usage. If Hitachi does not respond to Company within fifteen (15) Business Days, Company may assume without penalty or prejudice that its submission has been approved, provided that Company produces a written receipt evidencing that the submission was sent to and received by Hitachi.

4.6 If Hitachi determines that any Licensed Products or Licensed Materials using the Licensed Marks materially do not meet the requirements set forth in this Branding Agreement, Hitachi may notify Company, providing Company with a description of the deficiencies. Company shall submit to Hitachi a report describing Company’s plan for investigation of the causes of and for remediation of such deficiencies and the time frame for such actions within thirty (30) Business Days after receipt of the notice. If Hitachi considers the actions or time frame described in such report to be inconsistent with applicable industry standards, the Parties shall promptly meet and confer with respect to the report. If the Parties are unable through such meeting to mutually agree on appropriate actions and time frames, Hitachi shall have the right, effective on notice to Company, to suspend use of the Licensed Marks on or in connection with the materially deficient Licensed Products or Licensed Materials until such deficiencies are cured. To the extent Company has in inventory during a proper suspension of use of the Licensed Marks pursuant to this Section 4.6 any Licensed Products or Licensed Materials that: (i) were produced, manufactured, or remanufactured after the Closing Date, (ii) materially do not meet the requirements set forth in this Branding Agreement, and (iii) are subject to such proper suspension (“Suspended Products”); then Company shall not be authorized under the suspended license or consent to ship any such Suspended Products until the Licensed Marks have been removed or obliterated (for example, by covering such Licensed Marks with a sticker) or such material deficiencies have been cured.

4.7 For as long as Company is licensed to use the Licensed Marks for any of the Licensed Products, Company shall provide to Hitachi on an as-needed basis but no less than once during the term of the license grants set forth in Sections 2.1(a) and 2.2 and once per year during the term of the license grants set forth in Sections 2.1(b), 2.1(c), 2.1(d) and 2.1(e) the following information: (a) a list of all recalls of any Licensed Products on which the Licensed Marks appear, the reason for each recall and the action taken to remedy the problem; and (b) the number of warranty claims submitted for each Licensed Product on which the Licensed Marks appear, broken down for each product. Hitachi shall have the right to require that Company produce to Hitachi any written complaints or actual documents from which the information provided by Company under the terms of this provision were created or obtained.

5.	DOMAIN NAME TRANSITION

5.1 Within ninety (90) days after the Closing Date, Company shall assign to Hitachi all registrations anywhere in the world of any domain names held by Company that include any trademark or service mark owned by Hitachi or any of its Subsidiaries (such trademarks and service marks, the “Hitachi Marks” and such domain names, the “Transferred Domain Names”). Company and Hitachi hereby agree that, without limitation to the generality of the foregoing, (a) the Hitachi Marks include, but are not limited to, the terms “HGST” and “Hitachi GST” (in any combination of upper and/or lower case letters), any derivations of the foregoing terms, and any logos based on or containing any of the foregoing (including, but not limited to, stylized or graphical versions or renditions thereof) and (b) the Transferred Domain Names include, but are not limited to, any domain names containing the term “hgst” or “hitachigst” (in any combination of upper and/or lower case letters) or any derivation of the foregoing terms.

5.2 During the twelve (12)-month period following the Closing Date, Hitachi shall maintain at the landing page for each Transferred Domain Name a hyperlink that connects the user to a designated Company URL, as notified by Company to Hitachi.

6.	CESSATION OF USE OF SELLER MARKS

6.1 To the extent that as of the Closing Date Company or any of its Subsidiaries own any registered trademarks or service marks anywhere in the world that contain any Hitachi Mark, Company shall, and shall cause its Subsidiaries to: (a) not renew or maintain (including not filing any affidavits of use or paying any registration fees) such registrations, in order to allow such registrations to expire upon the expiration of their then-current terms and (b) use such trademarks or service marks only to the extent expressly permitted by this Branding Agreement.

6.2 Company agrees that, notwithstanding anything to the contrary set forth herein, but subject to Section 6.3, it shall, and shall cause each of its Subsidiaries to:

(a) as soon as practicable after the Closing Date and in any event within thirty (30) days following the Closing Date, change its and their corporate names to names that do not include any Hitachi Mark (or any word confusingly similar thereto) and make any necessary legal filings with the appropriate Governmental Entities to effect such change;

(b) as soon as practicable after the Closing Date and in any event within forty-five (45) days following the Closing Date, cease use of all stationary, business forms and business cards bearing any Hitachi Marks;

(c) as soon as practicable after the Closing Date and in any event within sixty (60) days following the Closing Date (or such longer period as may be required to obtain any needed approvals of any Governmental Entity), remove, strike over or otherwise obliterate all Hitachi Marks from all facilities, vehicles, physical signage, badges and uniforms of the Company and each of its Subsidiaries; and

(d) as soon as practicable after the Closing Date and in any event within ninety (90) days following the Closing Date, cease (i) reproducing any product manuals, collateral materials, promotional materials and packaging materials bearing any of the Hitachi Marks, except for those that are Licensed Articles (which shall be subject to Section 2.1(a)), (ii) replicating any software displaying any of the Hitachi Marks, except for software which is a Licensed Article (which shall be subject to Section 2.1(a)), and (iii) publishing any websites bearing any of the Hitachi Marks.

6.3 Notwithstanding any provision of this Agreement, this Agreement shall not prohibit, and Hitachi shall take no action to prevent, any of Company or any Subsidiary of Company during the hold separate period required by the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) from using: (a) the name “HGST” (the four-letter name) and (b) the domain name “hgst.com” in connection with operating the hold separate business during the hold separate period, in each case to the extent necessary, and only for as long as necessary (and in any event for no longer than such hold separate period), to comply with the MOFCOM order dated March 2, 2012 China Time (the “MOFCOM Order”). For clarity, the foregoing shall not affect Company’s obligations pursuant to Section 5.1 and Section 6.1 except with respect to such Subsidiary’s use of the “HGST” name and the “hgst.com” domain name (collectively, such name and domain name constituting the “HGST Marks”) as set forth (and during the time period set forth) above. Such Subsidiary shall treat the HGST Marks as if they were Licensed Hitachi Marks during the time period set forth above, and all uses by such Subsidiary of the HGST Marks shall be subject to, and such Subsidiary shall, in its use of the HGST Marks, comply with, all terms and conditions of this Branding Agreement applicable to the Licensed Hitachi Marks, the protection thereof, and/or the use thereof by Company, including without limitation the terms and conditions set forth in Sections 3 and 4 (but excluding Sections 3.1(b) and 3.1(d)), in each case solely to the extent such terms and conditions are consistent with the use of the HGST Marks required by the MOFCOM Order. Notwithstanding the foregoing, upon termination of the hold separate period, Company will, and shall be permitted to, promptly transition away from use of the HGST Marks in the same manner as is provided for the Transferred Domain Names (in the case of the “hgst.com” domain name) and the Licensed Hitachi Marks (in the case of the “HGST” name) in this Agreement, but with the final date of the hold separate period taking the place of the “Closing Date” for all purposes of such transition away from the use of the HGST Marks.

7.	RIGHT TO SUBLICENSE AND ASSIGN AGREEMENT

7.1 None of the rights provided under this Branding Agreement relating to use of the Licensed Marks may be assigned, pledged, encumbered, or otherwise transferred by Company and shall not inure to the benefit of any trustee in bankruptcy, receiver or other successor of Company, whether by operation of law or otherwise, without the prior written consent of Hitachi, which shall not be unreasonably withheld, and any attempted or actual assignment or transfer without such consent shall be null and void.

7.2 Other than to its Subsidiaries, Company shall not sublicense this Branding Agreement or any rights of Company hereunder to any third party including to any affiliate of Company or, other than Subsidiaries and as provided in Section 7.4, otherwise authorize any third party, including any affiliate, to use any of the Licensed Marks.

7.3 Company shall not have the right to transfer or assign the rights granted herein to any third party including any party that has any ownership interest in or that exercises any control over Company, even as part of a transfer of all of the business of Company without the prior written consent of Hitachi, which shall not be unreasonably withheld. This Branding Agreement shall be fully and freely assignable by Hitachi.

7.4 Notwithstanding anything in this Branding Agreement to the contrary, Company may transfer its rights under this Branding Agreement between itself and its Subsidiaries and any of its legal successors-in-interest formed pursuant to a reorganization or other corporate restructuring of Company, provided that after such reorganization or corporate restructuring, such successor-in-interest agrees in writing to be bound by the terms of this Branding Agreement and Company and its Subsidiaries have substantially the same assets as Company and its Subsidiaries had immediately prior to such reorganization or corporate restructuring.

8.	TERMINATION

8.1 Hitachi may terminate this Agreement by giving written notice of termination to Company at any time upon or after:

(a) the filing by Company of a petition in bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days;

(b) any adjudication that Company is bankrupt or insolvent;

(c) the filing by Company of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency which petition or proceeding is not dismissed within sixty (60) days;

(d) the appointment of a receiver for all or substantially all of the property of Company;

(e) the institution of any proceeding for the liquidation winding up of Company’s business which petition or proceeding is not dismissed within sixty (60) days.

8.2 The licenses granted in Article 2 may also be terminated in accordance with the following:

(a) Company shall be deemed in material breach of this Branding Agreement if there is a Material Quality Breach as to any of the Licensed Products marked with the Licensed Marks by Company.

(b) If Company materially breaches this Branding Agreement, Hitachi shall provide written notice to Company, advising that Company has committed a material breach, describing the material breach, the specific license grant(s) in Article 2 to which the material breach relates, and, in the case of a Material Quality Breach, the specific Licensed Products giving rise to the material breach, and providing Company with thirty (30) Business Days to cure. Should Company not cure the material breach within such thirty (30)-Business Day period, the specific license grant(s) identified by Hitachi, for the specific Licensed Product identified by Hitachi in the case of a Material Quality Breach, shall immediately terminate, and Company shall (i) cease all further use of the Licensed Marks on the goods that were subject to the terminated license grant(s) (the “Terminated Products”); (ii) cease all further shipment, distribution and sale of the Terminated Products bearing the Licensed Marks; and (iii) cease all further advertising, marketing and promotion of the Terminated Products using the Licensed Marks.

8.3 All rights and licensed granted to any Subsidiary of Company, including without limitation via sublicense from Company, shall automatically terminate if such Subsidiary ceases to meet the definition of “Subsidiary,” as defined in this Branding Agreement.

8.4 Upon the termination or suspension of any of the licenses granted in Article 2 either pursuant to this Article 8 or as a result of the expiration of the license, Company shall immediately (i) cease shipping or distributing the products covered by such license grant that bear the Licensed Marks; and (ii) cease all further use of the Licensed Marks for such products. Company shall have no obligation to recall or stop the shipment or sales by its dealers or customers of any products covered by the terminated or suspended license and that bear the Licensed Marks shipped by Company prior to the termination or expiration or suspension of any license. Company may continue after any termination or expiration or suspension of any license to ship goods from which the Licensed Marks have been removed or obliterated (for example, by covering the Licensed Marks with a sticker).

8.5 To the extent that upon termination or expiration of any of the license grants in Section 2.1 or Section 2.2, Company has in inventory any Licensed Products or Repair Parts bearing any Licensed Marks, or Company Products that incorporate or use Electronic Labels, which were manufactured or remanufactured: (i) prior to Closing; or (ii) pursuant to and in compliance with this Branding Agreement and that have not been determined to have been the basis of a Material Quality Breach and were not Suspended Products at the termination or expiration of the license grants and their material deficiencies have not been cured, Company shall be entitled to sell and distribute its inventory of such products provided it uses the same channels of trade and distribution that were used by Company prior to the Closing or that Company uses for comparable products distributed under Company’s own marks.

8.6 Notwithstanding anything to the contrary in this Agreement, Sections 1, 3.1(f), 3.1(g), 10, 11, 12.2, 12.3, 14, 15 and this Section 8 shall, to the extent applicable, survive any expiration or termination of this Branding Agreement or of any licenses granted herein.

8.7 Except as set forth in Section 12.3, the Parties acknowledge that each shall have available to it all remedies at law or in equity (including specific performance) for breach of this Branding Agreement in addition to or as a substitute for all remedies that they may have under this Branding Agreement.

9.	UNAUTHORIZED USE BY OTHERS

9.1 During the term of the licenses granted in Article 2, Company shall notify Hitachi in writing of any unauthorized use of the Licensed Marks by others promptly as such unauthorized use comes to its attention. Upon notification Hitachi may, at its discretion, choose to take action including but not limited to bringing, prosecuting or settling any claim involving the Licensed Marks. Should Hitachi decide to take such action, Hitachi shall bear all costs and expenses in connection therewith and shall retain exclusively any damage awards or settlement amounts recovered. If Hitachi believes that Company should be joined as a party to such action, Hitachi and Company will discuss in good faith Company’s cooperation and cost recovery for its participation in any such action.

9.2 Upon obtaining written confirmation from Company that a Company Reseller no longer distributes any Hitachi-branded Product, Hitachi shall have the right to contact such Company Reseller and advise it that it must cease all use of the Licensed Hitachi Marks and any other indicia suggesting an affiliation or association with Hitachi (except as may be separately authorized under any agreement directly between Hitachi and such Company Reseller). Hitachi may advise such resellers that failure to comply with Hitachi’s demands violates Hitachi’s rights. Should such resellers continue to use the Licensed Hitachi Marks or other prohibited indicia, Hitachi may pursue all legal action against such resellers that Hitachi in its sole discretion deems appropriate and necessary. Company agrees to reasonably cooperate with Hitachi with respect to such actions, which may include providing the names and addresses of particular resellers of Company Products.

10.	ACKNOWLEDGMENTS AND COVENANTS

10.1 Company understands, acknowledges and agrees that, as between Company and Hitachi, all rights in the Licensed Marks (including all registrations thereof) throughout the world are the sole and exclusive property of Hitachi, free and clear from any claim or retention of rights thereto on Company’s part and that Hitachi reserves all rights in the Licensed Marks, other than those expressly granted herein. Company shall do nothing inconsistent with such ownership, and it shall forbear from attacking the validity of the Licensed Marks, or any registrations thereof, or Hitachi’s title thereto. Company acknowledges that nothing in this Branding Agreement shall give Company any right, title or interest in the Licensed Marks at any time other than the right of Company to use the Licensed Marks in accordance with the licenses granted in Article 2 and the rights granted in Section 8.5.

10.2 Company shall not knowingly take or omit to take, or authorize the taking or omission of, any action that could reasonably be expected to dilute or adversely affect Hitachi’s claims to ownership of the Licensed Marks or the validity, enforceability, registration, or application for registration of the Licensed Marks.

10.3 All use of the Licensed Marks by Company shall inure to the benefit of Hitachi. During the term of this Branding Agreement and thereafter, Company shall not apply to register the Licensed Marks, any phonetic equivalent thereof, or any mark or term confusingly similar thereto as, or as part of, a trademark, service mark, trade name, business name, domain name or other indication of source or origin in any jurisdiction worldwide.

10.4 Company shall ensure that its Subsidiaries do not take any action that Company is prohibited from taking as specified in this Branding Agreement and Company shall not authorize any third party to take any action that Company is expressly prohibited from taking under the terms of this Branding Agreement.

10.5 Nothing herein shall restrict or otherwise affect the right of Hitachi to obtain relief against Company or any third party for any acts of trademark infringement, unfair competition or dilution.

11.	INDEMNIFICATION

11.1 Company shall pay, indemnify, reimburse and hold harmless Hitachi and its Subsidiaries (for purposes of this Article 11, “Hitachi Protected Parties”), from and against any and all Losses to the extent incurred by any of them, as a result of, arising from or with respect to: (a) the sale, distribution, promotion or marketing of the Licensed Products under the Licensed Marks by Company, or by Company’s Resellers other than to any Hitachi Protected Party; (ii) any actions or omissions by Company with respect thereto; and (iii) the use by Company of the Licensed Marks in a manner prohibited by this Branding Agreement; provided, however, that Company’s obligations under this Section 11.2 shall not include Losses to the extent arising out of any breaches by Hitachi of any Transaction Document with respect to which Hitachi is obligated to indemnify Buyer or Buyer Parent under any Transaction Document.

11.2 The provisions of Sections 9.4 and 9.6 of the Purchase Agreement are incorporated, mutatis mutandis, into this Article 11 by reference, with respect to indemnification rights and obligations of the Parties arising under Section 11.1 of this Branding Agreement.

12.	REPRESENTATIONS AND WARRANTIES; LIMITATIONS OF LIABILITY

12.1 Each Party represents and warrants that it has the corporate power and authority to enter this Branding Agreement, and to carry out the terms and obligations set forth in this Branding Agreement, and that the persons executing this Branding Agreement on its behalf have the authority to act for and bind the Party.

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12.2 EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE 12, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, NON-INFRINGEMENT, AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

12.3 Except as expressly set forth herein, neither Party shall be liable for any indirect, incidental, consequential, special or punitive damages arising out of or relating to this Branding Agreement, irrespective of whether such Party has been advised of the possibility of any such damages. The foregoing limitation of liability shall not apply with respect to any liability arising under, out of or in connection with Section 11 or any infringement, misappropriation or other violation of any Intellectual Property Rights of a Party.

13.	NOTICES AND OTHER COMMUNICATIONS

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by Federal Express or other internationally recognized express carrier, registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to a Party at the addresses set forth below, or at such other address as a Party may substitute by written notice provided to the other Party in such manner. Such notices shall be deemed to have been served when delivered.

If to Hitachi:

Hitachi, Ltd.

Business Development Office

6-6 Marunouchi 1-chome

Chiyoda-ku

Tokyo 100-8280, Japan

Attention: General Manager

Facsimile: 81-3-4564-6260

If to Company:

Viviti Technologies Ltd.

c/o Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Attention: General Counsel

Facsimile: (949)672-9612

E-mail: Michael.Ray@wdc.com

14.	ADR, GOVERNING LAW AND JURISDICTION

14.1 The Parties agree that, in the event of a dispute arising under this Branding Agreement, the Parties shall agree to attend a non-binding mediation prior to bringing any action in a court of law. The mediation shall be facilitated by a neutral third-party, selected by the Parties. A representative from each Party with authority to settle on behalf of that party shall attend the mediation in person. The purpose of the mediation is to resolve the disputed issue(s) without the need for formal legal proceedings.

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14.2 This Branding Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and fully performed in such state.

14.3 The Parties agree that the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) shall have exclusive jurisdiction of interpreting or enforcing this Branding Agreement, provided, however, that, notwithstanding the foregoing, either Party may (i) seek injunctive or other preliminary relief, (ii) enforce its Intellectual Property Rights, and (iii) seek recognition and enforcement of any order or judgment, in any court of competent jurisdiction. The parties expressly waive their right to a trial by jury.

15.	MISCELLANEOUS

15.1 Nothing contained in this Branding Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of either Party hereto (including any contraction, abbreviation, or simulation of any of the foregoing) except as specifically provided herein; and each Party hereto agrees not to use the existence of this Branding Agreement or any provision thereof in any advertising or sales promotional activity, without the express written approval of the other Party.

15.2 The Parties acknowledge that this Branding Agreement is not and does not purport to be a full recitation of Hitachi’s rights in and to the Licensed Marks, which rights may not be limited to the terms of this Branding Agreement.

15.3 Except for the Purchase Agreement and other Transaction Documents, (a) this Branding Agreement contains the complete agreement between, and contains all of the promises and undertakings made to each other by, the Parties regarding the subject matter of this Agreement, and (b) any and all prior agreements, representations, negotiations, and undertakings between the Parties, oral or written, express or implied, with respect to the subject matter hereof, are hereby superseded and merged by and into this Branding Agreement, effective as of the Closing Date. This Agreement may not be revised or modified without the mutual written consent of the Parties.

15.4 If any paragraph, provision or clause of this Branding Agreement shall be found or held to be invalid or unenforceable by a court or other decision-making body of competent jurisdiction, in a judgment from which no further appeal can be taken, the remainder of this Branding Agreement shall remain valid and enforceable, and to the extent required in the pursuit of this Branding Agreement, the Parties shall negotiate in good faith a substitute, valid and enforceable provision that reflects the Parties’ intent in entering this Branding Agreement.

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15.5 This Branding Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement on the dates indicated below.

For and on behalf of

Hitachi, Ltd.

By:	Date:

Name:

Title:

For and on behalf of

Viviti Technologies Ltd.

By:	Date:

Name:

Title:

[Signature page for Branding Agreement]

EXHIBIT H

EXHIBIT G TO THE STOCK PURCHASE AGREEMENT

Form of Secondment Agreement

[see attached]

Form of Secondment Agreement

FINAL

[English Translation]

FORM OF

SECONDMENT AGREEMENT

This SECONDMENT AGREEMENT (this “Agreement”) is made and entered into by and between [            ], a company incorporated under the laws of Japan (the “Seconding Entity”), and [            ], a company incorporated under the laws of Japan (the “Receiving Entity” and together with the Seconding Entity, the “Parties” and each a “Party”), with respect to the terms and conditions for seconding employees (the “Secondee”) from the Seconding Entity to the Receiving Entity pursuant to that certain stock purchase agreement (as amended, the “Stock Purchase Agreement”), dated as of March 7, 2011, entered into by and among Western Digital Corporation, a corporation incorporated under the laws of Delaware, Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands, Hitachi, Ltd., a company incorporated under the laws of Japan and Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore, as follows.

1. DEFINITIONS; INTERPRETATION

1.1 Definitions. Bracketed terms used in this Agreement are defined or referenced in Annex A attached hereto.

2. SECONDMENT

2.1 Secondee and Secondment Period.

(a) Secondment. On the date hereof, the Seconding Entity shall use its reasonable best efforts to second to the Receiving Entity the employees referred to on Schedule 2.1 (each such employee, a “Secondee”).

(b) Secondment Period.

(i) The initial period of secondment for each Secondee shall be from the date hereof until March 31, 2014 and thereafter shall, subject to the Secondee’s consent, automatically renew for successive two-year periods (the initial and any renewal terms, collectively, the “Secondment Period”), [except that either Party may elect not to renew the Secondment Period by giving written notice of non-renewal no later than three months prior to the end of the then-current two-year period (whether an initial or renewal period)] 1; provided, that the Parties may agree otherwise in writing with respect to any Secondee.

[1]	The bracketed language shall only apply to the secondment of Non-R&D/R&D Related Secondees described in Section 6.12(e)(ii) of the Stock Purchase Agreement.

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(ii) At any time during the Secondment Period, the Receiving Entity may terminate the secondment of any Secondee (A) by written agreement of the Seconding Entity and the Receiving Entity, and (B) upon written notice from the Receiving Entity to the Seconding Entity that such Secondee has done or omitted to do anything which would entitle the Receiving Entity to terminate such Secondee’s employment (chokai kaiko) pursuant to the employment rules, regulations and policies of the Receiving Party if such Secondee were a direct employee of the Receiving Party. Upon written notice from (X) the Seconding Entity to the Receiving Entity stating that such Secondee has voluntarily retired or resigned, or (Y) the Receiving Entity to the Seconding Entity that such Secondee has done or omitted to do such things as described in clause (B) of this paragraph, the secondment of such Secondee hereunder shall terminate upon the effectiveness of such retirement, resignation, or receipt of the notice that such Secondee has so acted or omitted to act, as applicable.

2.2 Secondment Principles. During the Secondment Period, each Secondee shall remain an employee of the Seconding Entity but shall (a) be made available on a full-time basis to the Receiving Entity, (b) be managed by the Receiving Entity, (c) be subject to the employment rules, regulations and policies of the Receiving Entity with respect to working terms and conditions such as working hours, break time and any holidays, unless otherwise set forth herein, (d) perform such duties and provide such services at such times and at such places as the Receiving Entity may require, and (e) act in accordance with and subject to the instructions of the Receiving Entity. The Parties acknowledge and agree that no Secondee shall be under the control or supervision of the Seconding Entity during the Secondment Period and agree that the Seconding Entity shall not be responsible to the Receiving Entity for the quality, nature or sufficiency of the services performed by its Secondee during such period; provided, however, that the Receiving Entity shall neither relocate any Secondee nor materially change any Secondee’s duties, working hours or any other term or condition of his or her service without obtaining the Seconding Entity’s written approval with respect to any relocation or material change, which approval shall not be unreasonably withheld.

2.3 Working Terms and Conditions.

(a) Secondment Costs and Expenses. The basis for calculation of employment cost, allotment, and method of payment to the Secondee related to the performance of services by the Secondee during the Secondment Period shall be subject to the terms in Annex B2

(b) Leave. The Secondee may obtain leave pursuant to the employment rules, regulations and policies of the Seconding Entity, provided that, the Secondee shall submit a prior leave application form to its superior at the Receiving Entity. In case the annual paid leave requested by the Secondee would interfere with the operation of the Receiving Entity, it shall be entitled to order the Secondee to take such annual paid leave at different period.

[2]	Please note that there are three annexes for the Secondment Agreement between Chuo Shoji Ltd. and HGST Japan since there are two secondees who each have different tables for allocation of cost.

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(c) Receiving Entity Non-Disclosure Rules. Each Secondee shall be bound by any and all confidentiality rules, policies, agreements or arrangements (the “Confidentiality Rules”) of the Receiving Entity. With respect to each Secondee, the Seconding Entity hereby waives its rights under any and all Confidentiality Rules of the Seconding Entity to the extent such Confidentiality Rules of the Seconding Entity are inconsistent with the Confidentiality Rules of the Receiving Entity. The Receiving Entity shall take adequate measures such as execution of a non-disclosure agreement, control or return of materials or media that include or record the Confidential Information (as defined in Section 6.1), to the extent practically possible, during and after the Secondment Period, in order to prevent divulgation of the Confidential Information which the Secondee may be aware of in the course of performing the service to the Receiving Entity.

(d) Employee Intellectual Property Rules.

(i) Without limiting the generality of Section 2.2, the Seconding Entity acknowledges that ownership of any and all intellectual property rights in any inventions, trade secrets, or work product generated by such Secondee in the course of and in connection with such Secondee’s duties during the Secondment Period (the “Employee IPR”) shall be treated in accordance with the rules, policies, agreements or arrangements for ownership of Employee IPR (the “IPR Rules”) of the Receiving Entity.

(ii) The Seconding Entity waives and shall not exercise any rights, (A) to require any Secondee to assign or transfer any Employee IPR to any person or entity, or (B) to apply for the registration thereof, in each case, under the Seconding Entity’s IPR Rules, in a manner that would be inconsistent with the Receiving Entity’s IPR Rules. Notwithstanding the preceding sentence, if the Seconding Entity acquires any interest in any Employee IPR, then, pursuant to the Receiving Party’s IPR Rules that such Employee IPR should be owned by the Receiving Party, the Seconding Entity shall promptly assign such Seconding Entity’s interest in the Employee IPR to the Receiving Entity.

(e) Changes to the Seconding Entity’s Working Terms and Conditions. Notwithstanding anything in this Agreement to the contrary but to the extent permitted by the Stock Purchase Agreement, the Seconding Entity and its Affiliates shall, in their sole discretion and from time to time, have the right to terminate or modify any of its rules, regulations and policies relating to the Secondee and the right to adopt new plans or policies, at any time, related to any Compensation and Benefit Arrangements. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Secondee may participate in any Compensation and Benefit Arrangements, provided that, it satisfies all of the eligibility requirements, as applicable, set forth in the rules related to such Compensation and Benefit Arrangements of the applicable Party pursuant to Annex B.

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2.4 Reimbursement. All costs and expenses and other amounts incurred by the Seconding Entity with respect to any Secondee shall accrue on a calendar month basis (except as provided in Section 4.2) and shall be reimbursed by the Receiving Entity pursuant to Annex B. The Receiving Entity shall make such reimbursement to the Seconding Entity by wire transfer of immediately available funds by the end of each calendar month in which it receives an invoice from the Seconding Entity on or before the tenth (10th) day of such calendar month. In the event that the Receiving Entity receives an invoice from the Seconding Entity after the tenth (10th) day of any calendar month, the Receiving Entity shall make such reimbursement to the Seconding Entity by the end of the following calendar month. All invoices shall be denominated in Japanese yen and shall be accompanied by reasonable documentation evidencing the breakdown for such invoiced amounts in reasonable detail. If the Secondment Period with respect to any Secondee starts or ends on a day other than on the first or last day (respectively) of a calendar month, the amount of any costs and expenses to be reimbursed by the Receiving Entity shall be prorated based on the actual number of calendar days worked in such month. For the avoidance of doubt, reimbursable amounts hereunder shall mean the amount incurred by a company pursuant to the rules, regulations and policies related to the Compensation and Benefit Arrangements as applicable to the Secondee, and actual payroll and other administrative costs and expenses. The Receiving Entity shall pay the gross amount of any present or future sales, use, excise, value-added, ad valorem or any other tax applicable to the furnishing by the Seconding Entity of benefits to the Secondee (other than income taxes), or the Seconding Entity shall be provided with a tax exemption certificate acceptable to applicable governmental authorities.

2.5 Relocation Expenses. If the Receiving Entity determines that a Secondee is required to relocate in order to perform his or her duties for the Receiving Entity, the Receiving Entity shall pay all costs and expenses associated with the relocation in accordance with the Receiving Entity’s rules, regulations and policies.

2.6 Transfer. During the Secondment Period, the Seconding Entity and the Receiving Entity may discuss and negotiate the transfer of employment of any Secondee to the Receiving Entity or any of its affiliates.

2.7 Unions; Employees. The secondment of Secondee to the Receiving Entity shall be made upon adequate mutual consultation between the Seconding Entity and its labor union except as otherwise agreed in the collective agreement therebetween. The Parties shall use reasonable best efforts to complete procedures necessary or required in relation to the labor union to enable the secondment of any Secondee to the Receiving Party.

3. CERTAIN NOTICES

During the Secondment Period, the Seconding Entity shall notify the Receiving Entity promptly on becoming aware of (a) any threatened labor strike, walkout, slowdown, stoppage, picketing, or other material dispute with respect to Secondee, (b) any notice from a Secondee to the Seconding Entity of an election to terminate employment, or (c) any allegation by a Secondee or a labor union representing the Secondee of any unfair labor practices, discrimination, or breach of contract by the Seconding Entity.

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4. RETIREMENT BENEFITS

4.1 Retirement Benefits. In the event that a Secondee retires (whether voluntarily or involuntarily) from the Seconding Entity during his or her Secondment Period, such Secondee’s retirement benefits, including both lump-sum payment and pension (hereinafter the same), shall be calculated based on such Secondee’s aggregated service years with the Seconding Entity and the Receiving Entity through the effective date of retirement, determined in accordance with the rules, regulations and policies of the Seconding Entity as set forth in Annex B. Notwithstanding the provisions in Section 2.4, all retirement benefit costs and expenses incurred by the Seconding Entity, with respect to any Secondee during his or her Secondment Period, shall be reimbursed to the Seconding Entity by the Receiving Entity once every six months. Any retirement benefit payments to be made to such Secondee shall be borne on a pro rata basis by the Seconding Entity and the Receiving Entity, based on such Secondee’s periods of service with the Seconding Entity and the Receiving Entity (with his or her Secondment Period counted as time with the Receiving Entity); provided, however, any retirement benefit costs and expenses already reimbursed to the Seconding Entity by the Receiving Entity, if any, shall be deducted from any retirement benefit payment borne by the Receiving Entity.

4.2 Pre-Secondment Period Accrued Benefits. Any and all liabilities relating to any Compensation and Benefit Arrangements maintained or contributed to, or any benefits under applicable laws required to be maintained or contributed to, by the Seconding Entity for the benefit of any Secondee, calculated with respect to any time period ending prior to the commencement of the Secondment Period, shall be for the account of and borne by the Seconding Entity regardless of whether any such benefit is to be paid to any Secondee at any time after the commencement of the Secondment Period. Without prejudice to the generality of the foregoing, any benefits under the Compensation and Benefit Arrangements to be paid during the Secondment Period which vary based on length of employment or services shall be calculated giving effect to, and credit for, time served by the Secondee with the Seconding Entity.

5. CLAIMS AND LIABILITIES

5.1 Consequential Damages Waiver. EXCEPT WITH RESPECT TO THE PARTIES’ RESPECTIVE INDEMNITY OBLIGATIONS UNDER SECTION 7, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR ANY DAMAGES FOR LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR PURPOSES OF THIS SECTION 5.1, “PARTIES” AND “PARTY” SHALL INCLUDE ANY AFFILIATES.

5.2 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. FOR PURPOSES OF THIS SECTION 5.2, “PARTIES” AND “PARTY” SHALL INCLUDE ANY AFFILIATES.

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6. CONFIDENTIAL INFORMATION

6.1 “Confidential Information” means all information disclosed, pursuant to or related to this Agreement, by a Party (the “Discloser”) in writing, orally or in any other form concerning the businesses, affairs, properties, employees, finances, products, technologies and operations of the Discloser to the other Party (the “Recipient”) and any notes, analyses, compilations, studies, forecasts, interpretations or other documents or records that contain any such information. Confidential Information does not include information or material that (a) is now, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available; (b) is or was known by the Recipient at or before the time such information or material was received from the Discloser; (c) is furnished to the Recipient by a third party that is not under an obligation of confidentiality to the Discloser with respect to such information or material; or (d) is independently developed by the Recipient.

6.2 The Recipient shall hold all Confidential Information in confidence and shall not disclose to third parties for any purpose whatsoever other than as necessary in order to fulfill its obligations or exercise its rights under this Agreement. The Recipient shall take reasonable measures to protect the confidentiality of the Discloser’s Confidential Information in a manner that is at least protective as the measures it uses to maintain the confidentiality of its own Confidential Information of similar importance. Notwithstanding the foregoing, the Recipient may disclose the Discloser’s Confidential Information (a) to employees and consultants that have a need to know such information, provided that each such employee and consultant is under a duty of nondisclosure that is substantially comparable with the confidentiality and nondisclosure provisions herein, and (b) to the extent the Recipient is legally compelled to disclose such Confidential Information, provided that if permitted by applicable law and regulations the Recipient shall give advance notice of such compelled disclosure to the Discloser, and shall cooperate with the Discloser in connection with any efforts to prevent or limit the scope of such disclosure and use of the Confidential Information.

7. INDEMNIFICATION

7.1 Indemnification.

(A) Indemnification by the Receiving Entity. The Receiving Entity shall indemnify, defend and hold harmless the Seconding Entity and its officers, directors and employees from and against any and all claims related to (a) the actions or omissions of any Secondee in the course and scope of his or her services to the Receiving Entity during his or her Secondment Period, and (b) any breach by the Receiving Entity of this Agreement.

(B) Indemnification by the Seconding Entity. The Seconding Entity shall indemnify, defend and hold harmless the Receiving Entity and its officers, directors and employees from and against any and all claims related to (a) the actions or omissions of the Seconding Entity with respect to any Secondee, and (b) any breach by the Seconding Entity of this Agreement.

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7.2 Indemnification Procedures. If an indemnified party (an “Indemnified Party”) becomes aware of a claim for which indemnification may be sought hereunder, then such Indemnified Party shall give notice thereof (a “Claim Notice”) to the indemnifying party (an “Indemnifying Party”) as promptly as practicable; provided, however, that the failure of an Indemnified Party to give a timely Claim Notice hereunder shall not affect its rights to indemnification hereunder. If the Indemnifying Party notifies in writing to the Indemnified Party within 20 Business Days after receipt of a Claim Notice that the Indemnifying Party is obligated under the terms of its indemnity hereunder in connection with the claim set forth in the Claim Notice, then the Indemnifying Party shall be entitled, at its own cost, risk and expense, to defend or negotiate the settlement of such claim through its representative. Notwithstanding the foregoing, the Indemnified Party shall have the right to defend and negotiate the settlement of such claim through its representative at its sole discretion. Either Party appointing a representative to defend and settle a claim made by a third party shall, from time to time, advise of the status of the defense and consult in good faith with respect to the defense with, the other Party that has not appointed its representative. Neither Party shall make settlement in connection with a claim with a third party without prior consent of the other Party (such consent shall not be unreasonably withheld). The Indemnifying Party shall indemnify the Indemnified Party in accordance with any settlement or all other resolution, or judgment or order by the court (by the appellate court if appealed) under this Section 7.2.

8. TERM AND TERMINATION

8.1 Term. This Agreement shall be effective as of the date hereof, and shall continue in full force and effect until the expiration of the Secondment Period for all of the Secondee (the “Term”).

8.2 Effect of Termination.

(a) Continuing Liability. Termination of this Agreement for any reason shall not (a) release either Party from any liability, obligation or agreement which has already accrued at the time of termination, or (b) be deemed a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have under this Agreement, at law or otherwise, or which may arise out of or in connection with such termination.

(b) Survival. The provisions of Sections 2.3(a), 2.4, 4.1, and 4.2 with respect to any payment obligations which accrued prior to, and remain outstanding as of, the expiration of the Term, and Sections 1.1, 2.3(c), 2.3(d), 5, 6, 7, 9, 11, and 12, and this Item (b) shall survive any termination of this Agreement.

9. NOTICES

9.1 Addresses. Any notice, claim or demand in connection with this Agreement or with any litigation under this Agreement (each a “Notice”) shall be deemed to be sufficiently given if delivered or sent to the recipient at its fax number or address set out in Schedule 9.1 or any other fax number or address notified to the sender by the recipient for the purposes of this Agreement.

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9.2 Form. Any Notice shall be deemed to have been received on the next Business Day in the place to which it is sent, if sent by fax, or three Business Days from the date deposited with a courier, if sent by international courier, or five Business Days from the date of posting, if sent by post.

9.3 Contact Person. The person named by each Party in Schedule 9.1 shall be the primary point of contact at that Party for all matters relating to this Agreement. Each Party agrees that it will exercise its rights and send and receive all notices under this Agreement through such person or to any alternative person specified by a Party by giving not less than five Business Days’ written notice to the other Party.

10. GENERAL

10.1 Whole Agreement. This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by applicable law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement except as otherwise set forth in the Stock Purchase Agreement.

10.2 No Partnership. Nothing in this Agreement shall be deemed to constitute a partnership between the Parties and no Party shall be deemed to be the representative of the other Party for any purpose.

10.3 Waiver. No failure of a Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each, a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. Any express waiver with regard to any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

10.4 Variation. No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

10.5 Assignment. Except as otherwise provided in this Agreement, the Parties may not assign or transfer, or delegate all or any part of their rights or obligations under this Agreement or any benefit arising under or out of this Agreement.

10.6 Further Assurances. At any time after the date hereof, each Party shall, at its own cost, execute such documents and do such acts and things for the purpose of giving to the other Party the full benefit of the provisions of this Agreement.

10.7 Invalidity. If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

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10.8 Counterparts. This Agreement may be entered into in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

10.9 Costs. Each Party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to this Agreement.

10.10 Language. This Agreement shall be in the Japanese language, and any translation of this Agreement into any other language other than Japanese by either Party shall be for convenience purposes only. In the event of any conflict between this Agreement and a convenience translation, this Japanese version shall prevail.

10.11 Governing Law. This Agreement and the legal relations among the Parties shall be governed by and construed in accordance with the laws of Japan.

11. NEGOTIATION PROCEDURES; CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE

11.1 Negotiation Procedure.

(a) Good Faith Discussions. The Parties intend that all disputes, controversies or differences between the Parties arising out of or in relation to or in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party.

(b) Negotiation Procedures. Prior to filing suit, instituting a judicial or administrative proceeding, or seeking other judicial or governmental resolution (each, a “Proceeding”) in connection with any dispute between the Parties or any of their subsidiaries arising out of or in relation to or in connection with this Agreement, the Parties will attempt to resolve such dispute by good faith negotiations. Such negotiations shall proceed as follows:

(i) Any Party may send a written notice to another Party requesting such negotiations. Promptly following receipt of such notice by the receiving Party, each Party shall cause the individual designated by it as having general responsibility for this Agreement to meet in person with the individual so designated by the other Party to discuss the dispute.

(ii) If the dispute is not resolved within thirty (30) days after the first meeting between such individuals (or, if earlier, within forty five (45) days of the notice referred to in clause (a) above), then, upon the written request of any Party, each Party shall cause the individual designated by it as having general responsibility for the overall relationship defined by this Agreement to meet in person with the individual so designated by the other Party to discuss the dispute.

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(iii) If the dispute is not resolved within fifteen (15) days after the first meeting between such individuals (or, if earlier, within thirty (30) days of the notice referred to in clause (ii) above), then, upon the written request of either Party, each Party shall nominate one corporate officer or director, which corporate officers or directors shall meet in person and attempt in good faith to negotiate a resolution to the dispute.

Except and only to the limited extent provided in Item (c), neither Party shall file suit, institute a Proceeding or seek other judicial or governmental resolution of the dispute until at least thirty (30) days after the first meeting between the corporate officers or directors described in clause (iii) above (or if earlier forty five (45) days after the notice referred to in such clause (iii)) but after the expiration of such periods, either Party may file suit, institute a Proceeding or seek other judicial or governmental resolution. For purposes of this Agreement, the procedures set forth in this Item (b) shall be referred to as the “Negotiation Procedures”.

(c) Institution of Proceedings. Notwithstanding the provisions of Item (b), any Party may institute a Proceeding at any time seeking a temporary restraining order including preliminary injunction, if necessary in the sole judgment of that Party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the Negotiation Procedures described in Item (b). In addition, any Party may file an action prior to the commencement of or at any time during or after the Negotiation Procedures in Item (b) if in the sole judgment of that Party it is necessary to prevent the expiration of a statute of limitations or filing period or the loss of any other substantive or procedural right.

11.2 Consent to Jurisdiction, Service of Process and Venue. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Tokyo District Courts for the purposes of any action, suit, proceeding, hearing, order, charge or complaint (each, an “Action”) or other proceeding arising out of or in relation to or in connection with this Agreement (and agrees that no such Action or proceeding arising out of or in relation to or in connection with this Agreement shall be brought by it or any of the subsidiaries except in such courts).

[Remainder of page intentionally blank.]

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March [Date], 2012

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Secondment Agreement

ANNEX A

DEFINITIONS

“Action” has the meaning specified in Section 11.2.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means any person or entity now or hereafter controlling, controlled by or under common control with another person or entity.

“Compensation and Benefit Arrangements” means any plan, program, policy, practice or arrangement relating to compensation, insurance, bonuses, vacation, profit-sharing, stock options, disability, pension, retirement, allowances, welfare, healthcare, unemployment or any other benefits to employees or former employees, their beneficiaries or dependents.

“Business Day” means a day, other than Saturday, Sunday or public holidays in Japan.

“Claim Notice” has the meaning specified in Section 7.2.

“Confidential Information” has the meaning specified in Section 6.

“Confidentiality Rules” has the meaning specified in Section 2.3.

“Discloser” has the meaning specified in Section 6.1.

“Employee IPR” has the meaning specified in Section 2.3(d)(i).

“Secondment Period” has the meaning specified in Section 2.1(b)(i).

“Indemnified Party” has the meaning specified in Section 7.2.

“Indemnifying Party” has the meaning specified in Section 7.2.

“IPR Rules” has the meaning specified in Section 2.3(d)(i).

“Negotiation Procedures” has the meaning specified in Section 11.1(b).

“Notice” has the meaning specified in Section 9.1.

“Parties” or “Party” has the meaning set forth in the preamble.

“Proceeding” has the meaning specified in Section 11.1(b).

“Receiving Entity” has the meaning set forth in the preamble.

“Recipient” has the meaning specified in Section 6.

“Right” has the meaning specified in Section 10.3.

“Secondee” has the meaning specified in Section 2.1(a).

“Seconding Entity” has the meaning set forth in the preamble.

“Stock Purchase Agreement” has the meaning specified in the preamble.

“Term” has the meaning specified in Section 8.1.

EXHIBIT I

EXHIBIT H TO THE STOCK PURCHASE AGREEMENT

Form of Company Waiver and Release

[see attached]

Form of Company Waiver and Release

SEPARATION AGREEMENT AND GENERAL RELEASE

I, XXXX XXXX, agree to the following:

1. Benefits Payable. In exchange for signing this Separation Agreement and General Release (“Agreement”), I will receive the following benefits:

(a) Cash Payment: A lump sum payment of $XXXX.XX, minus legally required deductions; and

(b) COBRA Premiums: A lump sum payment of $XXXX.XX, minus legally required deductions, as a subsidy to pay my COBRA premiums for continuing medical, dental and vision coverage, based on my current elections. I understand that I must actively enroll in COBRA coverage and pay related premiums to maintain such insurance coverage.

Together, these benefits will be referred to as the “RA Payment,” and are also subject to the terms and conditions set forth in the Hitachi Global Storage Technologies Resource Action Plan (“Hitachi RA Plan”), to which I agree to be bound.

2. Employment Termination and Transition. I agree that my employment with Hitachi Global Storage Technologies, Inc. (“Company”) has ended or will end on XXXXXX, or on a later date as determined by the Company in its sole discretion. I understand that my eligibility for the RA Payment is dependent upon my remaining employed with the Company until the date determined by the Company. I will act reasonably and in good faith to ensure a smooth transition of my job responsibilities and, as requested, assist the Company in any other transitional activities within the scope of my past job duties, including without limitation, providing assistance, cooperation and information to Company management to allow an effective transition of my responsibilities.

3. Released Parties. I understand that this Agreement releases legal claims against the Company, its current and former parents (including without limitation, Hitachi Global Storage Technologies Netherlands B.V., Viviti Technologies Ltd., Hitachi, Ltd. and Western Digital Corporation), their subsidiaries, related companies, partnerships, joint ventures, or other affiliates, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this paragraph (altogether, the “Released Parties”).

4. Release of Legal Claims. I, on my own behalf, on behalf of my heirs, family members, executors, and assigns, hereby fully and forever release each Released Party from any claim, obligation, duty or cause of action relating to any matter of any kind (“Claims”), whether presently known or unknown, suspected or unsuspected, that I may possess arising from any acts, facts or omissions that have occurred up to and including the date I signed this Agreement, including without limitation:

(a) any and all Claims relating to or arising from my employment relationship with the Company and the termination of that relationship;

1	Employee Initials _____

(b) any and all Claims under the law of any jurisdiction including, without limitation, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination (including age discrimination), whistleblower claims, retaliation, failure to accommodate a disability, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion;

(c) any and all Claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California WARN Act and any other similar state or local law;

(d) any and all Claims for violation of the federal, or any state, constitution;

(e) any and all Claims arising out of any other laws and regulations relating to employment or employment discrimination;

(f) any Claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds that I have received under this Agreement; and

(g) any and all Claims for attorneys’ fees and costs.

I agree that the release of claims set forth in this section shall operate as a complete general release as to the Claims released. This release does not apply to any obligations incurred under this Agreement, nor does it apply to legal claims that the law does not permit me to waive by signing this Agreement.

5. Pursuit of Claims. I acknowledge that I have not filed, initiated, or prosecuted (or caused to be filed, initiated, or prosecuted) or assigned any Claim, lawsuit, complaint, charge, action, compliance review, investigation, or proceeding with respect to any Claim this Agreement purports to waive.

6. Acknowledgement of Release of ADEA Claims. I acknowledge that I am waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Company and I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date I signed this Agreement. I acknowledge that the RA Payment is being provided in consideration for this Agreement and is in addition to anything of value to which I was already entitled.

2	Employee Initials _____

7. Civil Code Section 1542. I represent that I am not aware of any claim that I might have other than the Claims that are released by this Agreement. I acknowledge that I have been advised by legal counsel to the extent I desired and that I am familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I, being aware of the above code section, expressly waive any rights I might have under such code section, as well as similar rights under any other statute or common law principles intended to protect against the waiver of unknown claims.

8. Consideration of Release and Statistical Information. I acknowledge that the Company is advising me to take this Agreement home, read it and carefully consider all of its terms before signing it.

(a) If I am under the age of 40, I have at least 45 calendar days (“Consideration Period”) after my termination date to consider this Agreement and to review all other documentation associated with the Hitachi RA Plan provided to me by the Company. I understand that I may take the full 45 business days to consider this information.

(b) If I am forty years of age or older, I have at least 45 calendar days after receiving a copy of this Agreement (“Consideration Period”) to consider this Agreement, the attached statistical data about terminated employees and all other documentation associated with the Hitachi RA Plan provided to me by the Company. I understand that I may take the full 45 calendar days to consider this information.

If I sign this Agreement before expiration of the applicable Consideration Period, I hereby certify that I knowingly and voluntarily waive the right to any remaining portion of the applicable Consideration Period, for reasons personal to me, with no pressure by any Company representative to do so. I have carefully considered this Agreement, have obtained satisfactory answers to any questions I had, and have determined that the Company has complied with all disclosure requirements necessary to obtain a valid ADEA and OWBPA release of claims. I have read this Agreement carefully, I fully understand what it means, and I am entering into it voluntarily.

9. Revocation of Release. If I am 40 years of age or older, I understand that I may change my mind about (i.e., revoke) my waiver and release under this Agreement within 7 days after I sign it, by delivering a written notice of revocation to the Human Resources Department responsible for my most recent work location. Revocation of my waiver does not alter or change the termination of my employment with the Company. If I am under 40 years old, I may not revoke this Agreement once I have signed it.

3	Employee Initials _____

10. This Agreement to be Kept Confidential. I agree not to disclose the terms, amount, or existence of this Agreement to anyone other than a member of my immediate family, attorney, or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement. Such a person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by me. This Section does not prohibit my disclosure of the terms, amount, or existence of this Agreement to the extent necessary to enforce this Agreement, nor does it prohibit disclosures protected or required by law. I acknowledge that the Company would be irreparably harmed if this Section is violated.

11. Confidential Information, Nonsolicitation and Nondisparagement. I agree to remain bound by any Company or Released Party agreement or policy relating to confidential information, employee inventions, nonsolicitation, noncompetition, or similar matters to which I am now subject (“Surviving Agreements”). I agree not to criticize or disparage any Released Party, or the products, processes, policies, practices or research of any Released Party. Nothing in this paragraph or paragraph 10 shall prohibit me from complying with any lawful subpoena or court order or taking any other actions affirmatively authorized by law.

12. Return of Property. I have returned to the Company all files, documents, records, copies of the foregoing, computers, computer peripherals, cellular phones or other electronic mobile devices, Company-provided credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Company in my possession or control. I agree not to incur any expenses, obligations, or liabilities on behalf of the Company.

13. Non-Admission of Liability. This Agreement is not an admission of guilt or wrongdoing by any Released Party. I agree that I have voluntarily executed this Agreement on my own behalf, and also on behalf of any heirs, agents, representatives, successors and assigns that I may have now or in the future.

14. Information Concerning Severance Program. This Agreement is offered as part of the Hitachi RA Plan. The Company separately has provided me with a copy of the Hitachi Global Storage Technologies Resource Action Plan and Summary Plan Description.

15. Entire Agreement and Modification. This Agreement, the Hitachi RA Plan, and any Surviving Agreements are the entire agreement between me and the Company regarding the subject matter of this Agreement. I acknowledge that the Company has made no representations or promises to me (such as that my former position will remain vacant), other than those contained in or referred to by this Agreement. All prior representations, understandings and agreements concerning the subject matter of this Agreement are hereby superseded. Once effective, this Agreement may not be modified in any manner, nor may any provision or any legal remedy with respect to it be waived, except by a writing signed by both me and the Company’s most senior Human Resources executive. If one party successfully asserts that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it. If this Agreement is cancelled, I agree to repay to the Company the RA Payment that I received for signing it.

[Remainder of Page Intentionally Left Blank]

4	Employee Initials _____

PLEASE TAKE THIS AGREEMENT HOME AND READ IT CAREFULLY BEFORE SIGNING IT. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS, WHICH MEANS THAT WITH VERY LIMITED EXCEPTIONS YOU ARE WAIVING YOUR RIGHT TO TAKE LEGAL ACTION AGAINST THE COMPANY AND OTHER PARTIES FOR EMPLOYMENT RELATED DISPUTES. YOU ARE HEREBY ADVISED TO TAKE ADVANTAGE OF THE CONSIDERATION PERIOD IN PARAGRAPH 8 AND TO CONSULT AN ATTORNEY OF YOUR CHOICE (AT YOUR OWN COST) BEFORE SIGNING THIS AGREEMENT.

PLEASE INITIAL EACH PAGE OF THIS AGREEMENT AND SIGN IT IMMEDIATELY BELOW.

EMPLOYEE

Employee Signature	Print Name

Employee Serial Number	Date

HITACHI GLOBAL STORAGE TECHNOLOGIES

Director, Human Resources	Date

5	Employee Initials _____

March [•], 2012

Re: Separation Agreement and General Release

Reference is hereby made to that certain Stock Purchase Agreement (as may be amended from time to time, the “SPA”), dated as of March 7, 2011, by and among Western Digital Corporation (the “Buyer Parent”), Western Digital Ireland, Ltd. (the “Buyer”), Hitachi, Ltd. (the “Seller”), and Viviti Technologies Ltd. (the “Company”) and the Separation Agreement and General Release (the “Release”), by and between the Hitachi Global Storage Technologies, Inc.(“HGST”) and [Employee Name] (“Employee”), dated as of [•], 2012. Terms not defined herein shall have the meanings assigned to such terms in the SPA or Release, as appropriate.

For the purpose of clarification, nothing in the Release shall constitute a waiver or release by each Employee of any rights to any claims pursuant to any applicable directors’ and officers’ liability insurance policies or for indemnification, reimbursement, offset or recovery provided to such Employee under the SPA, applicable indemnification agreements or under the formation and corporate governance documents of HGST, the Company and each of their subsidiaries or other affiliates. Each Employee may rely on this letter in releasing their signature page to the Release to HGST.

Nothing in this letter is intended to modify the SPA or the Release in any respect except as expressly set forth herein.

Sincerely, HITACHI GLOBAL STORAGE TECHNOLOGIES, INC.

By:
Name: Title:

cc: Western Digital Corporation

[Side Letter – Release]

EXHIBIT J

EXHIBIT I TO THE STOCK PURCHASE AGREEMENT

Form of Reverse Services Agreement

[see attached]

Form of Reverse Services Agreement

Exhibit I

REVERSE SERVICES AGREEMENT

THIS REVERSE SERVICES AGREEMENT (this “Agreement”) is entered into as of March __, 2012 (the “Effective Date”), by and among Hitachi, Ltd., a company incorporated under the laws of Japan (“Seller”), and Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore and, as of the Closing, a wholly -owned subsidiary of Buyer Parent (“Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, on March 7, 2011, Buyer Parent, Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly-owned subsidiary of the Buyer Parent (“Buyer”), Seller and Company entered into a Stock Purchase Agreement, as amended by a First Amendment to Stock Purchase Agreement, dated May 27, 2011, a Second Amendment to Stock Purchase Agreement, dated November 23, 2011, a Third Amendment to Stock Purchase Agreement, dated January 30, 2012, a Fourth Amendment to Stock Purchase Agreement, dated February 15, 2012, a Fifth Amendment to Stock Purchase Agreement, dated March 6, 2012, and a Sixth Amendment to Stock Purchase Agreement, dated March 6, 2012 (as amended, through the date hereof, the “Purchase Agreement”) and pursuant to, and subject to the terms thereof, Buyer acquired from Seller all of Seller’s right, title and interest in and to the Stock;

WHEREAS, Company and the Subsidiaries provided certain services to Seller and its Affiliates prior to the Closing; and WHEREAS, Company shall provide, and, as applicable, shall cause the Subsidiaries, Representatives and Authorized Third Parties (each as defined below) to provide, Seller and its Affiliates certain services reasonably necessary for the operation of Seller and its Affiliates following the Closing, pursuant to and in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

SERVICES

1.1	Services.

(a) Subject to the terms and conditions of this Agreement, Company shall provide, and, as applicable, shall cause the Subsidiaries, Representatives and Authorized Third Parties to provide, to Seller and its Affiliates the services described on Exhibit A attached hereto in Japan (and such other locations specified on Exhibit A attached hereto) (the “Services”) for the period from the Effective Date until the termination or expiration of this Agreement pursuant to Article III below (the “Services Period”) solely to the extent that (1) such Services are provided by Company or the Subsidiaries, Representatives and Authorized Third Parties to Seller or any

of its Affiliates in Japan (and such other locations specified on Exhibit A attached hereto) as of the Effective Date, and (2) such Services are reasonably necessary to support during the Services Period the operation of Seller and its Affiliates in Japan (and such other locations specified on Exhibit A attached hereto) in all material respects as they were operated as of the Effective Date. Company shall provide, and shall cause the Subsidiaries, Representatives and Authorized Third Parties to provide, the Services to Seller and its Affiliates in substantially the same manner as Company, the Subsidiaries, Representatives and Authorized Third Parties provided such services to Seller and its Affiliates as of the Effective Date. For purposes of this Agreement, “Representatives” means, with respect to Company, its directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives, acting in such capacity.

(b) Company shall, and as applicable, shall cause the Subsidiaries, Representatives and Authorized Third Parties to, (i) materially comply with all applicable Laws relating to the performance of the Services; and (ii) materially comply with any reasonable confidentiality, security, privacy or other policies of Seller and its Affiliates relating to the performance of the Services which have been provided to Company reasonably in advance.

(c) To the extent permitted by applicable Law, Company agrees to pass through to Seller and its Affiliates any rights Company may have with respect to Authorized Third Parties in connection with any failure by such Authorized Third Parties to materially comply with all applicable Laws relating to the performance of the Services or to materially comply with any reasonable confidentiality, security, privacy or other policies of Seller or any of its Affiliates, or Company or the Subsidiaries, relating to the performance of the Services.

(d) Seller shall use, and shall cause its Affiliates to use, the Services only for substantially the same purpose and in substantially the same manner and amount as the Services were used by Seller and its Affiliates as of the Effective Date; provided, however, that the scope and amount of the Services may be reduced by Seller as specified herein.

(e) Notwithstanding anything herein to the contrary, the Services shall not include (i) the provision of any funding or financial accommodation and (ii) any service that is directly provided by any third party to Seller or any of its Affiliates under an agreement between such third party and Seller or any such Affiliate.

1.2 Additional Services. Seller may request that Company and/or the Subsidiaries, Representatives and Authorized Third Parties provide additional services required by Seller or its Affiliates which have not been addressed herein and which are reasonably necessary to support the operation of Seller or any of its Affiliates during the Services Period as Seller or any of its Affiliates was operated in all material respects as of the Effective Date. Seller shall request such additional services from Company in writing within thirty (30) calendar days of the Effective Date. Within five (5) Business Days of Company’s receipt of Seller’s written request for such additional services, the Service Coordinators (as defined below) shall commence negotiations, in good faith, with respect to the scope, duration and price (which may be a market price) of such additional services to be provided during the Services Period. Within five (5) Business Days of agreement on such items, the parties shall work in good faith to set forth the additional agreed-upon services in a new services description, in a format similar to that set forth in Exhibit A.

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Upon the mutual written agreement to such new services description, the additional agreed -upon services shall be deemed “Services” under this Agreement, and such new schedule shall be deemed incorporated into Exhibit A and shall in all other respects be subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, Company has no obligation to agree to provide any service pursuant to this Section 1.2 to the extent such service (a)(i) had not been provided by Company, the Subsidiaries or any Representative or Authorized Third Party to Seller or any of its Affiliates as of the Effective Date (“Existing Services”) and (ii) is not related to the continuation of the Existing Services; or (b) does not require any historical or institutional knowledge or unique capabilities on the part of Company or the Subsidiaries, Representatives or Authorized Third Parties.

1.3 Service Schedules. The parties acknowledge and agree that the descriptions of Services in Exhibit A are general only and do not purport to contain an exhaustive description of the Services to be provided. The parties further acknowledge and agree that it may not be practicable to describe each and every aspect of a particular Service in detail; therefore, each Service that is generally agreed upon by the parties and included in Exhibit A will be provided in accordance with the applicable terms of this Agreement, consistent with the past practices of the parties even where all aspects regarding the provision of a particular Service is not described in detail.

1.4 Service Coordinators. Each of Seller and Company shall nominate a representative to act as the primary contact person with respect to the provision of the Services (each such person, a “Service Coordinator”). The Service Coordinators shall be managerial-level employees of Company and Seller, as applicable. The initial Service Coordinators shall be Toyoki Furuta for Seller and a designee to be provided promptly after the Effective Date for Company, and each of their respective phone numbers, facsimile numbers and email addresses shall be set forth on an update made promptly after the Effective Date to Schedule 1 attached hereto. Each of Seller and Company may, in its sole discretion, change its Service Coordinator from time to time by providing written notice to the other party of such change and the relevant contact information for the new Service Coordinator at least three (3) Business Days prior to such change taking effect. Unless Seller and Company otherwise agree in writing, all communications relating to this Agreement or to the Services shall be directed to the Service Coordinators in accordance with Section 5.3 hereof. At Seller’s Service Coordinator request, Company’s Service Coordinator shall provide Seller’s Service Coordinator with an estimate of Service Fees and Expenses for the Services.

1.5 Insurance. During the Services Period, Company shall maintain adequate insurance for the conduct of the Services in form and coverage consistent with Company’s current coverage as of the Effective Date.

1.6 Subcontractors. Company may subcontract any of its obligations under this Agreement to third-party service providers which have been approved by Seller in writing (“Authorized Third Parties”), which approval shall not be unreasonably withheld or delayed. The Authorized Third Parties include those parties so identified in Exhibit A.

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1.7 Consents. Company shall use commercially reasonably efforts to obtain all material licenses, approvals and consents of any third party required by Company to provide the Services (collectively “Required Consents”). If notwithstanding such commercial reasonable efforts, Company is unable to provide any Service because of a failure to obtain such material licenses, approvals or consents, or Company reasonably believes that performance of the Service would infringe or misappropriate a third party’s intellectual property rights, the parties shall cooperate to determine the best alternative approach.

1.8	Intellectual Property.

(a) Developed IP. Subject to Seller’s compliance with the terms and conditions of this Agreement, including payment of all Service Fees and Expenses, Company hereby assigns and agrees to assign all of its right, title and interest in and to the Developed IP to Seller. Seller shall have the sole right to apply for, file, register, or otherwise seek Intellectual Property Rights with respect to Developed IP, including the right to seek Patent protection for inventions that constitute Developed IP, if any. Company will provide (and will use commercially reasonable efforts to cause any inventors of Developed IP in Company’s or the Subsidiaries’ employ to provide) reasonable information and assistance, at Seller’s cost and expense, to effect the assignment of rights pursuant to this Section 1.8(a) . With respect to any Developed Technology, Company reserves and Seller hereby grants and agrees to grant to Company and the Subsidiaries, under the Developed Intellectual Property Rights, a worldwide, non-exclusive, perpetual and irrevocable license to use such Developed Technology in the ordinary course of its business. With respect to any Patents within the Developed Intellectual Property Rights, Company reserves and Seller hereby grants and agrees to grant to Company and the Subsidiaries a worldwide, non-exclusive, perpetual and irrevocable license to make, have made, use, sell, offer for sale, and import any article of manufacture or composition of matter and practice any method or process.

(b) Background IP. To the extent, if any, that any Background Technology is embodied in any Deliverables provided to Seller under this Agreement, subject to Seller’s compliance with the terms and conditions of this Agreement, including payment of all Service Fees and Expenses, Company hereby grants and agrees to grant to Seller, under Company’s Background Intellectual Property Rights, a worldwide, non-exclusive, perpetual, and irrevocable license to use such Background Technology, solely as embodied in such Deliverables, in the ordinary course of Seller’s business.

(c) No Other Rights. Except as expressly set forth in this Agreement, neither party grants any rights in or to its Technology or Intellectual Property Rights pursuant to this Agreement. As between the parties, each party shall be solely responsible to prepare, file, prosecute, maintain, and enforce its Intellectual Property Rights in its discretion and at its own cost. Except as expressly set forth in this Agreement, there shall be no right, license, authority, covenant not to sue, immunity from suit, or other defense, whether by implication, by reason of exhaustion, estoppel, or otherwise pursuant to or as a result of this Agreement or the activities of the parties under this Agreement.

(d) Company will use commercially reasonable efforts to identify to Seller any Patents owned by Company and claiming Background Technology Company expects to be embodied in Deliverables to be delivered to Seller in connection with the provision of the Services under which Company does not have the right to grant to company a license of the scope set forth in Section 1.8(b) without incurring an obligation to pay a royalty or other consideration to a third party.

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(e) As used in this Section 1.8:

(i) “Background Intellectual Property Rights” means Intellectual Property Rights, if any, owned by Company that are (a) embodied in Background Technology, and (b) not Developed Intellectual Property Rights; provided, however, that a Patent will be a Background Intellectual Property Right only if Company has the right to grant to Seller a license of the scope set forth in Section 1.8(b)) under such Patent without incurring any obligation to pay any royalty or other consideration to any third party.

(ii) “Background Technology” means Technology, if any, owned by Company or the Subsidiaries that is (A) embodied in any Deliverable, and (B) not Developed Technology.

(iii) “Deliverables” means the deliverables, if any, to be provided by Company as part of the Services performed pursuant to this Agreement.

(iv) “Developed Intellectual Property Rights” means Intellectual Property Rights to the extent such Intellectual Property Rights (A) are first created by Company in the course of its performance of the Services pursuant to this Agreement and within the scope and during the term of this Agreement, and (B) are embodied in Developed Technology. For the avoidance of doubt, “Developed Intellectual Property Rights” includes the right to seek Patent protection for inventions that constitute Developed Intellectual Property, if any, but does not include any Patents or Patent applications of Company or the Subsidiaries.

(v) “Developed IP” means, collectively, Developed Technology and Developed Intellectual Property Rights.

(vi) “Developed Technology” means Technology embodied in any Deliverable to the extent such Technology is first developed or created by Company in the course of its performance of the Services pursuant to this Agreement and within the scope and during the term of this Agreement.

(vii) “Intellectual Property Rights” means Patents, copyrights, and rights with respect to trade secrets, whether arising under the laws of the United States, Japan or any other jurisdiction, including, in each case, any rights apply for, register, and enforce any of the foregoing. Notwithstanding the foregoing, “Intellectual Property Rights” does not include any trademark rights or similar rights with respect to indicia of source or origin.

(viii) “Patents” means all classes and types of patents, including utility patents, utility models, design patents, invention certificates, including divisionals, continuations, continuations-in-part, reexaminations, reissues, extensions and renewals, in all jurisdictions of the world.

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(ix) “Software or Firmware” means a set of instructions, that either (i) directly provides instructions to the computer hardware, or, (ii) indirectly serves as an input to another piece of software.

(x) “Technology” means inventions, know-how, designs, specifications, Software or Firmware and other copyrightable material, technical information, devices, and other developments and technology.

1.9 Use of Services. Company shall be required to provide, or cause the Subsidiaries, Representatives and Authorized Third Parties to provide, Services in Japan (and such other locations specified on Exhibit A attached hereto) only to Seller and its Affiliates, and only in connection with the operation of Seller and its Affiliates in existence as of the Effective Date. Seller shall not, and shall not permit any of its Affiliates or any third parties under its control to, resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection therewith.

1.10 Interruption of Services. Subject to Section 5.14, Company may cease or suspend providing, or have the Subsidiaries, Representatives or Authorized Third Parties cease or suspend providing, as applicable, the Services to Seller and its Affiliates if and to the extent such cessation or suspension is (i) required by applicable Law, (ii) necessary due to regularly scheduled maintenance, alterations, repairs or replacements with respect to the applicable Services or the facilities used to provide such Services, (iii) necessary due to emergency maintenance, alterations, repairs or replacements with respect to the applicable Services or the facilities used to provide such Services, or (iv) necessary due to the temporary shutdown of the operation of the facilities providing any Service whenever Company determines such action is necessary in the exercise of its reasonable judgment.

1.11 Cooperation. Seller shall cooperate, and shall cause its Affiliates to cooperate, with Company, the Subsidiaries, Representatives and Authorized Third Parties, and provide such Persons with such information and assistance as such Persons may reasonably require to enable them to provide the Services. Seller shall allow, and shall cause its Affiliates to allow, such Persons and their respective employees, agents and sub-contractors reasonable access to its facilities as necessary for the performance of the Services.

1.12 Right to Change or Eliminate Services. The parties acknowledge that Company and its Affiliates may make changes from time to time in the manner in which the Services are performed, including without limitation, the elimination of Services, if Company (i) makes similar changes in the manner in which similar services are performed for its Affiliates, or eliminates for its Affiliates similar Services, and (ii) furnishes to Seller substantially the same notice (in consent and timing) as Company furnishes to its own Affiliates respecting such changes and/or eliminations.

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1.13	Consultation Period.

(a) The Service Coordinators shall collectively review, as promptly as reasonably practicable after the Effective Date, the Services listed on Exhibit A to determine if they properly reflect the Existing Services in Japan (and such other locations specified on Exhibit A attached hereto) that are reasonably necessary, during the Services Period, to support the operation of Seller or its Affiliates as Seller or such Affiliate was operated in all material respects as of the Effective Date (“Needed Services”). In connection with such review, Seller shall have the right to amend Exhibit A to add any Needed Services to Exhibit A at any time within the forty-five (45) day period after the Effective Date (such period, the “Consultation Period”); and (b) Seller shall not have a right to update Exhibit A with respect to adding any services relating to intellectual property matters.

(b) During the Consultation Period, the Service Coordinators shall discuss in good faith details with respect to the process of invoicing by Company and the Subsidiaries for the Services pursuant to Section 4.2, including determining whether a monthly billing cycle is appropriate for the invoicing of specific Services.

1.14 Excluded Services. Notwithstanding anything herein to the contrary, the following shall not be included as Services pursuant to this Agreement: Any services relating to intellectual property matters other than those listed on Exhibit A as of the Effective Date.

ARTICLE II

QUALITY OF SERVICES; LIMITATION OF LIABILITY; IMPROVEMENTS

2.1	Quality of Services.

(a) Company shall perform the Services, or to cause the Services to be performed, in a workmanlike manner at the same general level of service, with the same degree of care (which in no event may be less than reasonable care), and in a manner similar in all material respects to the manner in which such Services have been provided by Company and the Subsidiaries, Representatives and Authorized Third Parties to Seller and its Affiliates as of the Effective Date.

(b) In addition to the above and to the extent permitted by applicable Law, Company agrees to pass through to Seller and its Affiliates any warranties provided by Authorized Third Parties providing the Services.

(c) In the event of an alleged breach, default or nonperformance of any obligation under this Agreement by Seller or Company, the other party shall provide prompt written notice to the breaching party setting forth in reasonable detail the nature and extent of the alleged breach, default or nonperformance. The breaching party will then have a period of ten (10) Business Days in which to initiate actions reasonably designed to cure such alleged breach, default or nonperformance, and all such deficiencies shall, in any case, be cured within thirty (30) days following receipt by the breaching party of notice thereof.

2.2 Specific Performance. Company acknowledges that the rights of Seller to enforce the covenants and agreements made in this Agreement are special, unique, and of extraordinary character, and that, in the event Company violates or fails or refuses to perform any covenant or agreement made by it herein, Seller would be irreparably damaged and be without adequate remedy at law. Company agrees, therefore, that, in the event it fails or refuses to perform, or otherwise violates, any covenant or agreement made by it herein, Seller shall, in addition to any remedies available at law, be entitled to seek specific performance of such covenant(s) or agreement(s) and any other equitable remedy. For the avoidance of doubt, the foregoing shall not apply to the extent Company, the Subsidiaries, Representatives or Authorized Third Parties are expressly permitted to cease or suspend the provision of Services pursuant to Section 1.10 or otherwise not comply with other obligations hereunder pursuant to Section 5.14.

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2.3 Limitation of Liability. IN NO EVENT SHALL COMPANY, THE SUBSIDIARIES NOR ANY OF ITS OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS (INCLUDING COMPANY’S REPRESENTATIVES) BE LIABLE TO SELLER OR ANY OF ITS AFFILIATES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE, LOSS RESULTING FROM INTERRUPTION OF BUSINESS OR LOSS OF DATA ARISING UNDER OR RELATING TO THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT IN THE CASE OF COMPANY’S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, IN NO EVENT SHALL THE TOTAL LIABILITY OF COMPANY, THE SUBSIDIARIES AND ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (INCLUDING COMPANY’S REPRESENTATIVES) ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT EXCEED THE FEES PAID BY SELLER TO COMPANY HEREUNDER.

2.4 No Other Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED HEREIN, COMPANY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE SERVICES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

2.5 Indemnification. Company shall indemnify, hold harmless and reimburse Seller and its Affiliates for all Losses based upon, attributable to, arising out of or resulting from Company’s gross negligence, fraud or willful misconduct in connection with the Services. Notwithstanding anything herein to the contrary, neither Company, any of the Subsidiaries, nor any Representative shall be liable or held accountable, in damages or otherwise, for any error in judgment or any mistake of fact or Law or for anything which Company does or refrains from doing, other than for Company’s gross negligence, fraud or willful misconduct.

2.6 Mitigation. Seller has a duty to mitigate (and cause its Affiliates to mitigate) the Losses that would otherwise be recoverable from Company pursuant to this Agreement by taking appropriate and reasonable actions to reduce or limit the amount of any such Losses.

ARTICLE III

TERM AND TERMINATION OF THE SERVICES

3.1 Term. Unless earlier terminated pursuant to Section 3.2, with respect to each of the Services (or any portion thereof), the term of this Agreement as it relates thereto will be for a period beginning on the Effective Date and continuing until the termination by Seller of all the Services to be provided by Company under this Agreement pursuant to Section 3.2(a); provided, however, that, if any Service (or portion thereof) is designated to be provided for a fixed period or until a certain date as set forth in Exhibit A attached hereto, then this Agreement shall be automatically deemed terminated with respect to such Service (or portion thereof) upon completion of such period or on such date.

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3.2	Termination.

(a) Any of the Services, or any portion thereof, may be terminated by Seller, in its sole discretion, at any time by furnishing forty-five (45) days’ prior written notice to Company of Seller’s intention to terminate the applicable Service, which written notice shall specify (i) the Service (or portion thereof) being terminated and (ii) the date on which the Service (or portion thereof) shall be terminated; provided, however, that Seller shall be responsible for the payment of any and all Service Fees and Expenses (each as defined below) accrued or incurred for such Service under this Agreement prior to the later of (A) the effective date of the termination and, (B) in the event that Company is contractually or legally required to incur Expenses related to such Service beyond the effective date of the termination, the date that Company is no longer contractually or legally required to incur such Expenses.

(b) Either Seller or Company, with respect to (i) and (ii) below, and Company, with respect to (iii) below, may immediately terminate this Agreement by written notice to the other party upon the occurrence of any of the following events:

(i) the other party (A) enters into proceedings in bankruptcy or insolvency, (B) makes an assignment for the benefit of creditors, (C) files or has filed against it any petition under a bankruptcy law or any other law for relief as a debtor (or similar law in purpose or effect) or (D) enters into liquidation or dissolution proceedings;

(ii) the other party materially breaches any of its obligations hereunder and the breach remains uncured for the applicable period specified in Section 2.1(c); or

(iii) any amount due under this Agreement remains unpaid by Seller for a period of more than fifteen (15) days following Seller’s receipt of a notice of delinquency.

3.3 Survival of Certain Obligations. Without prejudice to the survival of other agreements of the parties, the right of Company to receive the applicable payments for expenses for the Services rendered prior to the effective date(s) of termination of such Services under this Agreement shall survive the termination or expiration, in whole or in part, of this Agreement. In addition, Section 1.8, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 3.3, Section 4.1, Section 4.2, and Article V shall survive the termination or expiration of this Agreement.

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ARTICLE IV

CONSIDERATION

4.1	Consideration.

(a) The fees charged by Company for Services hereunder (“Service Fees”) shall be equal to Company’s and, as applicable, the Subsidiaries’ fully allocated cost for such Services, including (a) all compensation, benefit and other costs and expenses incurred by or with respect to employees directly engaged in providing such Services, including (i) in respect of compensation, all applicable bonus compensation, (ii) in respect of benefits, all benefits under Plans, and (iii) in respect of costs and expenses, all costs of materials and for such items as travel incurred in respect of the Services, as well as a reasonable allocation for space, maintenance, and facilities costs allocable to employees engaged in providing the Services, as well as the actual cost of any third party services used in providing the Services, and (b) similar costs with respect to those directly engaged in the supervision of such Services. Without limitation or modification of the foregoing, the cost-allocation memoranda attached hereto as Exhibit B memorialize how the fully allocated costs for the Services described in Items Nos. 2, 4, 5, 7 and 25 set forth on Exhibit A attached hereto are calculated as of the Effective Date. For clarity, each attachment comprising Exhibit B attached hereto references the Item No. set forth on Exhibit A attached hereto to which such cost allocation memorandum corresponds.

(b) In addition to the Service Fees, Seller will reimburse Company for all reasonable, documented, out-of-pocket expenses incurred by Company or the relevant Subsidiary, Representative and/or Authorized Third Party in connection with the provision of the Services (“Expenses”).

4.2	Invoicing.

(a) Company and/or the relevant Subsidiary will invoice Seller for such expenses monthly in arrears for the Services provided under this Agreement. Each such invoice shall include (i) a brief description of the Service provided by Company, the Subsidiaries, Representatives and Authorized Third Parties during that month, and the Service Fees for such Services Fees and (ii) the amounts of Expenses incurred by Company, the Subsidiaries, Representatives and Authorized Third Parties during that month and reasonable documentation of such expenses. Seller shall pay all amounts due under each invoice (in the currency denominated by Company in such invoice) within forty-five (45) days following receipt of such invoice (the “Due Date”) without offset, withholding or deduction of any kind. Seller shall be responsible for the payment of all Taxes payable with respect to the performance, receipt or consumption of the Services or the execution and delivery of this Agreement, other than any Tax based upon the net income of Company or any other Person providing any of the Services.

(b) Interest shall accrue on any unpaid balance at a rate of 1% per month for the period commencing on the Due Date and ending on the date payment is received in full by Company, and Seller shall bear all reasonable costs and expenses (including attorney’s fees and court costs) incurred by Company or the Subsidiaries in collecting outstanding balances from Seller not paid on the Due Date.

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ARTICLE V

MISCELLANEOUS

5.1	Confidentiality.

(a) Each party (the “Receiving Party”) agrees that, from the Effective Date until the fifth anniversary of the Effective Date, it shall, and shall cause its Affiliates and Representatives to:

(i) take proper and all reasonable measures to ensure the confidentiality of all Confidential Information (as defined below) of the other party (the “Disclosing Party”), including keeping it separate from information belonging to the Receiving Party;

(ii) use such Confidential Information only for the Proper Use (as defined below);

(iii) permit access to such Confidential Information only to such of its Representatives having a need to know such Confidential Information (“Permitted Disclosees”), provided, that Receiving Party shall cause or have caused its Permitted Disclosees to be bound by and comply with the confidentiality no less restrictive than hereunder by written agreements, and inform each of those Permitted Disclosees of the confidential nature of such Confidential Information and of the obligations on Receiving Party in respect thereof, and Receiving Party shall be responsible for any breach of this Section 5.1 by any of its Permitted Disclosees;

(iv) make copies of the Confidential Information of the Disclosing Party only to the extent that the same are strictly required for the Proper Use;

(v) treat all Confidential Information of the Disclosing Party with the degree of care to avoid disclosure to any third party as is used with respect to Receiving Party’s own information of like importance which is to be kept confidential; and

(vi) promptly return all Confidential Information of the Disclosing Party to the Disclosing Party upon its written request or (at the Disclosing Party’s option) destroy all such Confidential Information and provide to the Disclosing Party a certificate of such destruction signed by a duly authorized officer of the Receiving Party.

(b) Where any Confidential Information of the Disclosing Party is the subject of any security regulations of any Governmental Entity, Receiving Party shall, and hereby undertakes to, take such measures as may be required by such regulations to protect such Confidential Information. Without prejudice to any obligations imposed on and assumed by the Receiving Party under any security regulations of any Governmental Entity, the obligations of confidentiality herein shall not apply to any Information which the Receiving Party by its written records can show:

(i) was in the possession of the Receiving Party before such Information was imparted or disclosed by the Disclosing Party;

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(ii) is independently developed by any servant, agent or employee of the Receiving Party without access to or use or knowledge of the Information;

(iii) is in or subsequently comes into the public domain other than by breach by the Receiving Party of its obligations hereunder;

(iv) is received by the Receiving Party without restriction on disclosure or use from a third party which the Receiving Party reasonably and honestly believes is entitled to make such disclosure; or

(v) is approved for release by the written agreement of the Disclosing Party.

The Receiving Party may disclose Confidential Information of the Disclosing Party if required to be disclosed by applicable Law; provided that, if the Receiving Party is to make such disclosure, it shall give the Disclosing Party as much prior notice thereof as is reasonably practicable so that the Disclosing Party may seek such protective orders or other confidentiality protection as the Disclosing Party, in its sole discretion, may elect, and the Receiving Party shall reasonably co-operate with the Disclosing Party in protecting the confidential or proprietary nature of such Confidential Information which is to be so disclosed.

(c) As used in this Section 5.1:

(i) “Confidential Information” shall mean: (A) in respect of Information provided in documentary form or by way of a model or in other tangible or intangible form, Information which at the time of disclosure to the Receiving Party is marked, or otherwise designated, to show expressly or by implication that it is imparted or disclosed in confidence; (B) Information the nature of which, or the circumstances in which it was supplied, implies that it should be treated as confidential notwithstanding the absence of any mark or designation of confidentiality; (C) in respect of Information that is imparted or disclosed orally or by demonstration or presentation, any Information that the Receiving Party has been expressly informed by the Disclosing Party at the time of disclosure to have been imparted or disclosed in confidence; (D) in respect of Information imparted or disclosed orally or by demonstration or presentation, any note or record of the disclosure; and (E) any copy of any of the foregoing.

(ii) “Information” shall mean (A) with respect to that disclosed by Company, information relating to the Services provided pursuant to this Agreement, by or on behalf of Company, to Seller or any of its Affiliates, in oral or documentary form or by way of models or other tangible or intangible form or by demonstrations or presentations; and (B) with respect to that disclosed by Seller or any of its Affiliates, information relating to Seller’s or any of its Affiliates’ utilization or receipt of Services provided pursuant to this Agreement, by or on behalf of Seller or any of its Affiliates, to Company, in oral or documentary form or by way of models or other tangible or intangible form or by demonstrations or presentations, including all Seller and Affiliate information accessed in connection with the provision of the Services, whether in electronic or other form.

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(iii) “Proper Use” shall mean (A) with respect to Seller and its Affiliates, the use of Company’s Confidential Information (1) wholly necessarily and exclusively for the purpose of conducting the business of Seller and its Affiliates in connection with the Services; (2) in connection with the enforcement of Seller’s rights hereunder; and (3) in connection with the defense by Seller of any claim asserted against Seller hereunder; and (B) with respect to Company, the use of Seller’s and its Affiliates’ Confidential Information (1) wholly necessarily and exclusively for the purpose of providing or the causing the provision of, the Services; (2) in connection with the enforcement of Company’s rights hereunder; and (3) in connection with the defense by Company of any claim asserted against Company hereunder.

5.2	Entire Agreement; Amendments and Waivers.

(a) This Agreement and the Purchase Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect to their subject matter. The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

(b) Any provision of this Agreement, including all exhibits hereto, may be amended or waived, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.

(c) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

5.3 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Company, to:

Viviti Technologies Ltd.

c/o Hitachi Global Storage Technologies, Inc.

3403 Yerba Buena Road

San Jose, CA 95135

Attention: Christopher Dewees

Facsimile: (408) 717-9063

E-mail: Christopher.Dewees@hitachigst.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Attention: J. Jay Herron, Esq.

Facsimile: (949) 823-6994

E-mail: jherron@omm.com

if to Seller, to:

Hitachi, Ltd., Business Development Office

6-6 Marunouchi 1-chome

Chiyoda-ku

Tokyo 100-8280, Japan

Attention: General Manager

Phone: +81-3-4564-5483

Fax: +81-3-4564-6260

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

5-1, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-6529

Japan

Attention: Kenneth A. Siegel, Esq.

Facsimile: 011-81-3-3214-6512

E-mail: KSiegel@mofo.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

5.4 Disputes. In the event of any controversy or dispute arising out of or relating to this Agreement, the Service Coordinators shall in good faith attempt to resolve such dispute. If after twenty (20) days the parties have not reached an agreement with respect to such dispute, either party may file a claim against the other party pursuant to Section 5.5 below.

5.5	Governing Law; Negotiation Procedure; Service of Process; Consent to Jurisdiction; Venue; Waiver of Jury Trial.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law rules.

(b) Negotiation Procedure; Service of Process.

(i) The parties intend that all disputes between the parties arising out of this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of either party.

(ii) Prior to filing suit, instituting a Proceeding or seeking other judicial or governmental resolution in connection with any dispute between the parties or any of their subsidiaries arising out of this Agreement or any of the transactions contemplated hereby, the parties will attempt to resolve such dispute by good faith negotiations. Such negotiations shall proceed as follows:

(A) Either party may send a written notice to another party requesting such negotiations. Promptly following receipt of such notice by the receiving party, each party shall cause the individual designated by it as having general responsibility for this Agreement to meet in person with the individual so designated by the other party to discuss the dispute.

(B) If the dispute is not resolved within thirty (30) days after the first meeting between such individuals (or if earlier within forty five (45) days of the notice referred to in clause (i) above), then, upon the written request of either party, each party shall cause the individual designated by it as having general responsibility for the overall relationship defined by this Agreement to meet in person with the individual so designated by the other party to discuss the dispute.

(C) If the dispute is not resolved within fifteen (15) days after the first meeting between such individuals (or if earlier within thirty (30) days of the notice referred to in clause (ii) above), then, upon the written request of either party, Company shall nominate one corporate officer of the rank of senior vice president or higher, and Seller shall nominate one corporate officer of the rank of Board Director or higher, which corporate officers shall meet in person and attempt in good faith to negotiate a resolution to the dispute.

(iii) Except and only to the limited extent provided in Section 5.5(b)(iv), neither party shall file suit, institute a Proceeding or seek other judicial or governmental resolution of the dispute until at thirty (30) days after the first meeting between the corporate officers described in clause (iii) above (or if earlier forty five (45) days after the notice referred to in such clause (iii)) but after the expiration of such periods, either party may file suit, institute a Proceeding or seek other judicial or governmental resolution. For purposes of this Agreement, the procedures set forth in Section 5.5(b)(ii) and this Section 5.5(b)(iii) shall be referred to as the “Negotiation Procedures”.

(iv) Notwithstanding the provisions of Sections 5.5(b)(ii) and 5.5(b)(iii), either party may institute a Proceeding at any time seeking a preliminary injunction, temporary restraining order, or other equitable relief, if necessary in the sole judgment of that party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the dispute procedure described in Sections 5.5(b)(ii) and 5.5(b)(iii). In addition, either party may file an action prior to the commencement of or at any time during or after the dispute resolution procedures in Sections 5.5(b)(ii) and 5.5(b)(iii) if in the sole judgment of that party it is necessary to prevent the expiration of a statute of limitations or filing period or the loss of any other substantive or procedural right.

(c) Consent to Jurisdiction; Venue. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any Action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees that no such Action or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 5.3 above shall be effective service of process for any Action or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any Action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such Action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

5.6 Books and Records; Inspection. Seller shall, and shall cause its Affiliates to, make available on a timely basis to Company and the Subsidiaries, Representatives and Authorized Third Parties such information and materials reasonably requested by Company to enable such Persons to provide the Services. Seller shall, and shall cause its Affiliates to, provide to such Persons reasonable access to the premises of Seller and its Affiliates, to the extent necessary for the purpose of providing the Services. During the Services Period and for a period of three (3) years following the Services Period or, if applicable Law requires a longer period, such longer period, Company shall maintain a complete and accurate set of files, books and records of all business activities and operations conducted by Company related to the Services provided under the terms of this Agreement, as well as any correspondence related to compliance with any applicable national, state and local laws, rules and regulations. Company will provide Seller, subject to Section 5.1 hereof, such information as Seller may reasonably request from Company’s books and records to the extent relating to the provision of any Service hereunder.

5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.8	Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Seller may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Seller of any of its obligations hereunder.

5.9 Definitional and Interpretive Provisions. Section 1.2 of the Purchase Agreement shall also apply to this Agreement; provided, however, that for the purposes of this Agreement, “Business Days” shall mean a day, other than Saturday, Sunday or a public holiday in the country in which the applicable Service is performed.

5.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

5.11 No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties, and no third party, other than their respective Affiliates, shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

5.12 Relationship of the Parties. It is expressly understood and agreed that in rendering the Services hereunder, each of the parties is acting as an independent contractor and that this Agreement does not make the providing party an employee, agent or other representative of the other party for any purpose whatsoever. Neither party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other party or to bind the other party in any manner whatsoever (except as to any actions taken by a party at the express written request and direction of the other party). No employee, contractor or subcontractor of either party shall be deemed to be an employee, contractor or subcontractor of the other party, it being fully understood and agreed that no employee of either party is entitled to benefits or compensation from the other party. Each party is wholly responsible for withholding and payment of all applicable national, state and local and other payroll taxes with respect to its own employees, including any contributions from them as required by Law.

5.13 Conflict. In case of conflict between the terms and conditions of this Agreement and any exhibit or schedule hereto, the terms and conditions of such exhibit or schedule shall control and govern, insofar as such terms and conditions in the exhibit or schedule relate to the Service that is the subject of such conflict. In the event of any conflict between the terms of the Purchase Agreement, on the one hand, and this Agreement and each exhibit or schedule hereto, on the other hand, the terms of this Agreement shall control and govern.

5.14 Force Majeure. Each party shall be excused from its obligations under this Agreement, other than payment obligations, to the extent that any delay or failure in the performance of such obligations is a result of any cause beyond its reasonable control (and without the fault of such party), including, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorism, riots, insurrections, fires, explosions, earthquakes, floods, severe weather conditions or changes in Law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Hitachi, Ltd.

By:
Name:
Title:

Viviti Technologies Ltd.

By:
Name:
Title:

SIGNATURE PAGE TO THE REVERSE SERVICES AGREEMENT